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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230718

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Class A ordinary shares, par value US$0.0001 per share(4)	46,000,000	US$10.70	US$492,200,000.00	US$63,887.56

(1)
Includes 6,000,000 Class A ordinary shares, par value US$0.0001 per share, offered to cover the underwriters' over-allocations. To facilitate the settlement of over-allocations, Citigroup Global Markets Asia Limited has entered into a borrowing arrangement with Tsubasa Corporate, pursuant to which Citigroup Global Markets Asia Limited may borrow 6,000,000 Class A ordinary shares from Tsubasa Corporate.

(2)
Calculated based on an exchange rate of HK$7.7499 to US$1.00 as of September 18, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(3)
Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

(4)
Includes all Class A ordinary shares in the Global Offering (as defined in the prospectus supplement under the caption "Underwriting"). Such Class A ordinary shares include those initially offered and sold within the United States, and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of Class A ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such Class A ordinary shares may be represented by American Depositary Shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby, which have been registered under separate registration statements on Form F-6 filed on May 8, 2015 (File No. 333-204030) and April 4, 2019 (File No. 333-230717), as amended. Each such ADS represents three Class A ordinary shares.

Prospectus Supplement
(to Prospectus dated April 4, 2019)

40,000,000 Class A Ordinary Shares

Baozun Inc.

           We are offering 40,000,000 Class A ordinary shares, par value US$0.0001 per share, as part of a global offering, or Global Offering, comprising an international offering of 36,000,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 4,000,000 Class A ordinary shares.

           ADSs representing our Class A ordinary shares are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol "BZUN." On September 22, 2020, the last reported trading price of our ADSs on Nasdaq was US$34.02 per ADS, or HK$87.88 per Class A ordinary share, based upon an exchange rate of HK$7.7499 to US$1.00. Each ADS represents three Class A ordinary shares.

           The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

           Approval-in-principle has been granted by The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, for the listing of, and permission to deal in, our Class A ordinary shares under the stock code "9991."

           Investing in the Class A ordinary shares involves a high degree of risk. See "Risk Factors" beginning on page S-22 of this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.

           Neither the United States Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE HK$82.90 PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share			Total
Public offering price	HK$	82.90	(1)	HK$	3,316,000,000
Underwriting discounts and commissions(2)	HK$	1.658		HK$	66,320,000
Proceeds to us (before expenses)(3)	HK$	81.242		HK$	3,249,680,000

(1)
Equivalent to approximately US$32.10 per ADS, based upon each ADS representing three Class A ordinary shares and an exchange rate of HK$7.7499 to US$1.00 as of September 18, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)
See "Underwriting" beginning on page S-54 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes estimated net proceeds (before expenses) of HK$324,968,000 from the sale of 4,000,000 Class A ordinary shares in the Hong Kong public offering.

           We have granted the international underwriters the option, exercisable by Citigroup Global Markets Limited, CMB International Capital Limited and Credit Suisse (Hong Kong) Limited, or the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 6,000,000 Class A ordinary shares at the public offering price, less underwriting discounts and commissions, until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Citigroup Global Markets Asia Limited has entered into a borrowing arrangement with Tsubasa Corporation that is intended to facilitate the settlement of over-allocations. We have registered the borrowed Class A ordinary shares solely to permit those shares to be delivered by Citigroup Global Markets Asia Limited in connection with settling trades during the option period. Citigroup Global Markets Asia Limited is obligated to return Class A ordinary shares to Tsubasa Corporation by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Tsubasa Corporation for the loan of these Class A ordinary shares.

           The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about September 29, 2020.

Joint Sponsors

Citigroup	CMBI	Credit Suisse

           Joint Global Coordinators

Citigroup	CMBI	Credit Suisse	CICC

           Joint Bookrunners

Citigroup	CMBI	Credit Suisse	CICC	CCBI	CMS

Prospectus Supplement dated September 23, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any other offering materials we file with the United States Securities and Exchange Commission, or the SEC. We have not, Tsubasa Corporation has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. Neither we, nor Tsubasa Corporation, nor the underwriters are making an offer of the Class A ordinary shares in any jurisdiction where such offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

LETTER FROM CO-FOUNDER, CHAIRMAN AND CEO

Dear Investors,

        I am pleased to inform you that we have successfully initiated the Hong Kong IPO process. I would like to thank you for your continuous care and support for Baozun, which is critical for our continued growth.

        The rise of e-commerce has transformed not only the world, but also the retail landscape in China. Rapid growth of C2C e-commerce since 2003 has been driving the development of online payment and logistics services. Since 2008, large businesses and brand owners have been attracted to the e-commerce market, which has boosted the growth of B2C e-commerce, particularly brand-owner-to-consumer e-commerce, over the past decade, making it a mainstream retail channel. These trends have profound implications for brand owners and their operating environment. China has the largest online shopping market in the world with gross merchandise value reaching RMB9.9 trillion in 2019, accounting for 24.1% of the total retail sales. We believe that brand e-commerce is a well-trusted e-commerce model that enjoys the fastest growth and highest popularity among consumers.

        Traditional brand operations were not designed for e-commerce. As brand e-commerce evolves, conventional business models and supporting systems encounter a number of challenges, including:

  •
  Shift of branding and marketing activities from TV ads and other traditional media to online media and channels, with dual focus on brand awareness and sales growth

  •
  Disruption to the existing retail channel structure and pricing scheme and erosion of traditional offline channels by e-commerce

  •
  Failure of traditional IT systems like ERP in supporting the changing e-commerce and omni-channel marketing, sales and services

  •
  Requirements for enhanced supply-chain capabilities to address the fast, complicated fulfillment needs and cost pressure

        In 2007, we founded Baozun envisioning a promising future for brand e-commerce. In the past decade, Baozun played an essential role in helping many brand owners enter the e-commerce market, operate and expand their online business, and build their direct-to-consumer capabilities. Since its inception, Baozun has maintained strong business growth. We have witnessed growth in the number of our employees from a dozen to more than 5,000, the number of our brand partners from one to 250, and our category coverage from one e-commerce vertical to eight verticals. Our annual GMV grew from RMB1 million in the first year to more than RMB44 billion in 2019. In 2013, we expanded our footprint beyond mainland China, with Hong Kong being the first stop.

        Today, we have established cordial and long-standing relationships with 250 international and domestic brands. We have offices in Shanghai, Suzhou, Chengdu, Hong Kong and Taiwan, and plan to establish presence in Singapore, Malaysia, Japan and South Korea, with capability to provide solutions and services to brand owners across Greater China and other countries and regions in Asia.

        We endeavor to help brands succeed in the e-commerce market. We have developed end-to-end, omni-channel solutions and operating capabilities by continually responding to brands' demand and proactively innovating in the past decade, and have successfully helped brands to build and expand their e-commerce business. We are able to help brands build and operate official online stores, Tmall and JD.com flagship stores and WeChat Mini Programs, as well as official online stores on the emerging Douyin and Kuaishou platforms. We have also been working with brands to address the challenges posed by the ever-changing e-commerce market to achieve our mutual business strategies and targets.

        In 2017, we started our digital marketing business, foreseeing that traditional branding and marketing solutions could no longer meet brands' new marketing needs with the rise of emerging online sales channels. Over the past three years, we have formed a digital marketing team comprised of approximately 300 marketing experts, and established a large-scale digital marketing business. We developed a series of data-based and AI-enabled digital marketing systems to provide brands with support on brand promotion, creative advertising, data analysis, customer relationship management and media placement on various platforms, with dual focus on brand awareness and sales growth. We are able to help brands respond to marketing challenges in the e-commerce era, seize opportunities and unlock growth.

        Another glittering example of our value to brand partners in the e-commerce era lies in the supply chain and logistics sphere. With the growing volume of B2C e-commerce, traditional supply chain may not be able to meet the rising demand of brands. For instance, warehousing management for the B2C e-commerce supply chain is fundamentally different from the traditional B2B model in terms of supporting systems, picking path and stocktaking, given the large quantity of mass-market orders, high speed and large volume of inward/outward parcel flows and high proportion of reverse logistics. When planning for warehousing and the distribution chain, different focus should be placed based on the different nature of brands and products, with a general goal to enable delayering, system integration, rapid response and high flexibility. We have been well aware of the unique feature of the brand e-commerce supply chain since our inception. With that in mind, we have been relentlessly investing in technology and innovation and invented a series of reliable supply chain IT systems that can support the sound business development of our brand partners.

        We continued to invest in omni-channel capability, technology and innovation this year, which, together with our other efforts, will help brands continue to overcome challenges and capture growth opportunities.

        Entering into 2020, e-commerce, particularly brand e-commerce, is becoming a more significant part of our daily life amid the COVID-19 pandemic. We expect the demand for brand e-commerce to further grow in the future, and we are committed to capturing the growth potential with continuous improvements and innovation. On the other hand, we will further enhance our omni-channel and O2O (online and offline integration) capabilities and boost synergies with offline operations of brands to drive overall growth. We seek to continue to focus on quality growth, selectively pursue strategic alliances and acquisition opportunities and continue our investment in technology and innovation.

        Hong Kong's capital market and e-commerce market present us with dual opportunities. We appreciate the opportunities that Hong Kong gives us for secondary listing and for further business expansion. We will remain faithful to our original aspiration and keep our mission firmly in mind while continuing to help brands succeed in e-commerce and promote business integrity.

Vincent Wenbin Qiu
Baozun Co-Founder, Chairman and CEO

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the Global Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated April 4, 2019 included in the registration statement on Form F-3 (No. 333-230718), which provides more general information.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption "Underwriting") and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

        Unless otherwise indicated or unless the context otherwise requires, references in this prospectus supplement to:

  •
  "ADRs" are to the American depositary receipts, which, if issued, evidence our ADSs;

  •
  "ADSs" are to our American depositary shares, each of which represents three Class A ordinary shares;

  •
  "Baozun," "we," "us," "our company," and "our," are to Baozun Inc., a Cayman Islands exempted company, formerly known as Baozun Cayman Inc. and, unless the context requires otherwise, includes its consolidated subsidiaries and variable interest entity;

  •
  "brand e-commerce" are to business-to-consumer (B2C) e-commerce conducted through official brand stores, official marketplace stores, or official stores on other channels;

  •
  "brand partners" are to companies for which we operate or have entered into agreements to operate official brand stores, official marketplace stores, or official stores on other channels under their brand names;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purpose of this prospectus supplement only, Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region;

  •
  "Distribution GMV" are to the GMV under the distribution business model;

  •
  "GMV" are to gross merchandise volume, and when used in connection with our business, include (i) the full value of all purchases transacted and settled on the stores operated by us (including, prior to its closure in 2017, our Maikefeng marketplace but excluding stores for the operations of which we only charge fixed fees) and (ii) the full value of purchases for which consumers have placed orders and paid deposits on such stores and which have been settled offline. Our calculation of GMV includes value added tax and excludes (i) shipping charges, (ii) surcharges and other taxes, (iii) value of the goods that are returned and (iv) deposits for purchases that have not been settled;

  •
  "Non-distribution GMV" are to the GMV under the service fee business model and the consignment business model;

  •
  "O2O" are to online-to-offline and offline-to-online commerce;

  •
  "official brand stores" are to brands' official online stores;

  •
  "official marketplace stores" are to brands' flagship stores and authorized stores on third-party online marketplaces;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "ordinary shares" are to our Class A ordinary shares and Class B ordinary shares, par value US$0.0001 per share; and

  •
  "US$", "U.S. dollars" or "dollars" are to the legal currency of the United States.

        Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and the shares repurchased by us from the open market under our share repurchase program.

        Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars in this prospectus supplement are made at a rate of RMB7.0651 to US$1.00, the exchange rate in effect as of June 30, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all. On September 18, 2020, the exchange rate was RMB6.7675 to US$1.00.

        All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industries and the regulatory environment in which we and companies integral to our digital economy operate. These forward looking statements are made under the "safe harbor" provision under Section 21E of the Securities Exchange Act of 1934, as amended, or the U.S. Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements are contained principally in the sections entitled "Letter from Co-founder, Chairman and CEO", "Prospectus Supplement Summary", "Risk Factors", "Use of Proceeds", "Operating and Financial Review and Prospects" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein or included in our annual report on Form 20-F for the fiscal year ended December 31, 2019, or the 2019 Annual Report, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 16, 2020, titled "Baozun Inc. Supplemental and Updated Disclosures", as well as other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "target," "goal," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included or incorporated by reference into this prospectus supplement relate to, among others:

  •
  our goals and strategies;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the retail and online retail markets in China;

  •
  our expectations regarding demand for, and market acceptance of, our products and services;

  •
  our expectations regarding our relationships with our brand partners and e-commerce channels;

  •
  our plans to invest in our technology platform;

  •
  competition in our industry;

  •
  relevant government policies and regulations relating to our industry;

  •
  our ability to attract, train and retain executives and other qualified employees; and

  •
  fluctuations in general economic and business conditions.

        You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should read thoroughly this prospectus supplement and the documents that we reference herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Factors that could cause or contribute to such differences include those discussed in the section titled "Risk Factors." They include economic and political conditions and government policies in the countries in which we operate, inflation rates, exchange rates, regulatory developments, technological improvements, customer demand and competition. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        This prospectus supplement and the documents incorporated by reference herein contain certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The online retail industry and brand e-commerce service industry in China may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ADSs or ordinary shares. In addition, the rapidly changing nature of the online retail industry and brand e-commerce service industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements and any related statements made in this prospectus supplement and the documents incorporated by reference herein are made as of the date of the respective documents. The forward-looking statements obtained from third-party studies or reports are made as of the date of the corresponding study or report. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though circumstances may change in the future.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the Class A ordinary shares. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled "Risk Factors" and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement.

Our Mission

        Driven by technological innovation and customer needs, we strive to become the leading global brand e-commerce business partner.

Overview

        We are the leader and a pioneer in the brand e-commerce service industry in China, with a 7.9% market share as measured by GMV in 2019, according to iResearch. China's brand e-commerce service industry represents the third-party service industry in which e-commerce service providers provide e-commerce services to brands, including IT solutions, online store operation, marketing, customer services, and warehousing and fulfillment. We empower a broad and diverse range of brands to grow and succeed by leveraging our end-to-end e-commerce service capabilities, omni-channel coverage and technology-driven solutions. We help brands execute their e-commerce strategies in China.

        Underpinned by the rapidly-developing e-commerce industry in China, the brand e-commerce service industry has prospered and reached a total market size of RMB563.5 billion (US$79.6 billion) as of December 31, 2019, according to iResearch. The growth rate of China's brand e-commerce service industry is expected to continue to outpace that of China's B2C e-commerce industry as brand e-commerce service providers that offer e-commerce solutions to brands to help them run their e-commerce business in China have more professional operations teams that can better improve product sales, brand influence and customer experience than such brand partners themselves running B2C online stores. The market size of China's brand e-commerce service industry is expected to grow at an estimated compound annual growth rate, or CAGR, of 23.9% from 2019 to 2025, compared to an estimated CAGR of 18.5% for the B2C e-commerce industry over the same period, according to iResearch. The current penetration rate of the brand e-commerce service industry as a percentage of the B2C e-commerce industry is still low with substantial potential for future growth. The penetration is expected to increase from 10.5% in 2019 to 13.7% in 2025, according to iResearch.

        Our competitive advantages have enabled us to achieve rapid growth in the number of our brand partners to 231 brand partners as of December 31, 2019, including 15 out of the top 50 most valuable global brands in the non-public-service sector in terms of brand value in 2019, according to BrandZ Top 100 Most Valuable Global Brands. We serve global leaders in their respective verticals such as Philips, Nike and Microsoft. Our ability to help brand partners navigate through the challenges imposed by COVID-19 leveraging our efficient e-commerce operational capabilities and effective digital marketing solutions demonstrates the value of our services. With our excellent performance, we managed to acquire 19 new partners in the first half of 2020 and grow our brand partner portfolio to a total of 250 as of June 30, 2020.

        We are able to capture the huge market opportunities with our deep understanding of the needs of various brands, which allow us to offer value propositions differentiated from other market players.

  •
  Multi-category, multi-brand capabilities:  We are capable of serving brands of different types, different scales and at different stages of development. We provide in-depth, industry specific domain knowledge across the e-commerce value chain.

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  Full-scope services:  We provide integrated one-stop solutions to address all core aspects of e-commerce operations, including IT solutions, online store operation, digital marketing, customer services, and warehousing and fulfilment. We constantly develop new technologies and infrastructure in order to provide innovative and reliable solutions to our brand partners. Our ability to provide one-stop e-commerce solutions is empowered by our proprietary and robust technology stack, including our Cloud-based System that enables efficient setup of official brand stores and official marketplace stores, ROSS that facilitates smooth and efficient online store operations, big data analytics and AI capabilities that drive our efficient and effective digital marketing solutions, CRM that supports attentive real-time pre-sale and post-sale customer services and engagement, and OMS and WMS that enable integrated and reliable multi-category warehousing and fulfillment services.

  •
  Omni-channel coverage:  We help brand partners adapt to and thrive on China's complex e-commerce landscape and evolving e-commerce channels. We enable brands to integrate online and offline operations. We help brand partners formulate and implement coherent e-commerce strategies, which requires holistic performance analysis across channels and balanced tactics for different platforms.

        We are devoted to innovation in order to maintain and strengthen our market leading position, both in our business model and technology stack. Our comprehensive end-to-end service capabilities, along with our in-depth industry knowledge and integrated technology platforms and solutions, enable different brands to plan and execute e-commerce strategies efficiently. With the strong compatibility of our IT systems, we are able to provide omni-channel solutions across official brand stores, online marketplaces, such as Tmall, JD.com and Pinduoduo, and social media channels, such as WeChat Mini Programs and RED (Xiaohongshu), as well as emerging live streaming and short video platforms, such as Douyin and Kuaishou. We will continue to focus on business and technology innovation to further enhance our value proposition.

        Leveraging our technology capabilities, we have continuously expanded and enhanced our service offerings to brand partners throughout our history. Our technology stack can support all categories of products and is comprised of three layers:

  •
  Front-end systems, including various omni-channel technology solutions, customized SaaS tools and efficiency-oriented applications.

  •
  Middle-end systems, including our powerful and versatile middle-end tools for order management, logistics management, warehouse management and customer analysis and relationship management.

  •
  Back-end infrastructure, including proprietary Baozun Hybrid Cloud with strong computing, storage and network capabilities and Big Data Platform, our proprietary system that supports big data analytics.

        Based on the different needs of our brand partners, we operate under three business models: distribution model, service fee model and consignment model. The distribution model primarily generates product sales revenue and the other two models generate services revenue.

	Distribution Model	Service Fee Model	Consignment Model
Description	Under the distribution model, we select and purchase goods from our brand partners and/or their authorized distributors and sell such goods directly to end consumers, generating product sales revenue.	Under the service fee model, we offer one or more of the following services to our brand partners: IT solutions, online store operation, digital marketing and customer services.	Under the consignment model, we offer warehousing and fulfillment services to our brand partners in addition to the service offerings under the service fee model.
Customers	End consumers	Brand partners	Brand partners
Whether we hold inventory and are subject to inventory risk
Yes

We assume inventory ownership under the distribution model and thus are subject to inventory risk. We carefully select brand partners with low inventory risks and high growth potential for this model.

		No	No

        Our GMV grew from RMB19,112.2 million in 2017 to RMB29,426.0 million in 2018 and further to RMB44,410.3 million in 2019 at a CAGR of 52.4%. Our GMV for the six months ended June 30, 2020 was RMB21,967.6 million (US$3,109.3 million), a 25.1% year-over-year growth from RMB17,556.7 million for the six months ended June 30, 2019, in spite of the impact of COVID-19. Our total net revenues increased from RMB4,148.8 million in 2017 to RMB5,393.0 million in 2018 and further to RMB7,278.2 million in 2019 at a CAGR of 32.4%. Our total net revenues for the six months ended June 30, 2020 were RMB3,675.7 million (US$520.3 million), a 22.9% year-over-year increase from RMB2,991.0 million for the six months ended June 30, 2019, in spite of the impact of COVID-19. Our services revenue accounted for 45.6%, 53.3%, 53.0% and 55.7% of our total net revenues, in 2017, 2018, 2019 and the six months ended June 30, 2020, respectively. For the same periods, we recorded net income of RMB209.1 million, RMB269.8 million, RMB281.9 million and RMB122.7 million (US$17.4 million), respectively, and non-GAAP net income of RMB267.9 million, RMB346.8 million, RMB358.2 million and RMB173.0 million (US$24.5 million), respectively. See "Selected Historical Consolidated Financial Data—Non-GAAP Financial Measures."

How We Differentiate Ourselves

        We are one of the earliest movers in China's brand e-commerce service industry, according to iResearch, and thus we have a longer operating history than most of our competitors, which has endowed us with more sophisticated industry experience and know-how that can be utilized to create more value for our brand partners. We believe that our capability to offer omni-channel multi-category end-to-end solutions to brand partners is superior to most of the other players in the brand

e-commerce service industry in China. Most other market players typically fall into one of the following three categories:

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  provide a narrow scope of e-commerce services and address limited aspects of brands' e-commerce strategies;

  •
  provide a narrow scope of e-commerce services on multiple e-commerce channels but lack the ability to provide services for multiple product categories; or

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  provide basic end-to-end e-commerce services (including basic online store operations, customer services, IT services, marketing services and warehousing and fulfillment services) but lack the ability to help brands develop and execute e-commerce strategies across omni-channels or provide multi-category services.

        Brands that seek collaboration with other market players may end up having to work with multiple service providers with different technology infrastructure, information system and operational requirements, while almost all of their e-commerce related needs can be addressed by our omni-channel end-to-end solutions in a seamless and efficient manner. Such capabilities cannot be realized without the support of our proprietary technology specifically crafted for every single type of solution we offer.

        Although many market players can offer basic brand e-commerce services, we are able to provide premium services, such as multi-category warehousing and fulfillment services, cloud-based platform services and AI-powered omni-channel digital marketing services, while most other market players cannot, because provision of such services requires significant and continuous investment in technology and innovation, as well as an extensive team of IT professionals who not only possess sophisticated IT knowledge and skills but also have profound understanding of the brand e-commerce solutions market which provides them with valuable insights in how to develop and apply advanced technologies to improve our service offerings and better serve the needs of our brand partners.

  •
  Multi-category warehousing and fulfillment services:  Provision of such services requires substantial investment in setting up a supply chain network and building up logistics infrastructure and flexible warehouse management systems that can be configured to different product categories. It also requires an operations team with abundant experience in vertical supply chain management. We have sufficient industry accumulations over the years to achieve these, which cannot be accomplished by others within a short time frame.

  •
  Cloud-based platform services:  We possess cloud-based platform capabilities to support solutions across the e-commerce value chain. We have made significant R&D investment in developing a compatible cloud-based operations system that can be integrated with our internal systems as well as various types of systems of brand partners and e-commerce platforms.

  •
  AI-powered omni-channel digital marketing services:  Capabilities to develop AI-powered technology tools are required in order to provide premium digital marketing services. Our long operating history gives us an unique advantage in accumulating a significant amount of transaction data and consumer behavior data which can be utilized in AI-powered big data analytics to improve the precision and efficiency of digital marketing solutions.

        Even for the basic services that other market players also provide, we are able to differentiate ourselves by empowering our brand partners with our proprietary technology systems. For instance, with WMS and Shopcat, we are able to integrate consumer profiles and inventory information across omni-channels, thus providing brands with a single view of their business.

Our Strengths

        We believe the following competitive strengths are key drivers of our success and set us apart from our competitors:

  •
  Clear industry leader

  •
  Entrenched and long-term relationship with brands of broad categories

  •
  Full service scope with omni-channel capabilities

  •
  Continuous innovation

  •
  Proprietary and robust technology stack

  •
  Achieving quality through developing people

Our Strategies

        We intend to further grow our business and reinforce our leading market position by pursuing the following strategies. We plan to use the proceeds from the Global Offering to implement these strategies.

  •
  Continue to focus on quality growth

  •
  Enhance our capabilities along the full e-commerce value chain

  •
  Selectively pursue strategic alliances and acquisition opportunities

  •
  Investment in technology and innovation

Our History and Corporate Structure

        Baozun Inc. is an exempted company incorporated under the laws of the Cayman Islands on December 17, 2013. We changed our holding company's name from Baozun Cayman Inc. to Baozun Inc. in March 2015. We are a holding company and operate our business through our wholly-owned subsidiaries and a PRC consolidated variable interest entity.

        The operation of value-added telecommunications businesses in China requires a value-added telecommunication license, or a VAT License, and foreign ownership of value-added telecommunications businesses is subject to restrictions under current PRC laws, rules and regulations. We hold a VAT License through our PRC consolidated VIE, Shanghai Zunyi, to operate our value-added telecommunications services in compliance with PRC laws and regulations. In April and July 2014, through Shanghai Baozun, we entered into certain contractual arrangements with Shanghai Zunyi and its shareholders under which we gained effective control over the operations of Shanghai Zunyi, which currently provides brand e-commerce service to our brand partners. We have entered into certain contractual arrangements, as described in more detail in "Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with Shanghai Zunyi and Its Shareholders" in our 2019 Annual Report, which collectively enable us to exercise effective control over the variable interest entity and realize substantially all of the economic risks and benefits arising from the variable interest entity. As a result, we include the financial results of the variable interest entity and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries.

Risk Factors

        There are certain risks involved in our business and industries, our corporate structure, our business operations in China, investing in our Class A ordinary shares and ADSs, the listing on the

Hong Kong Stock Exchange, or the Listing, and the Global Offering, many of which are beyond our control. For example, these risks include, among others, the following risks relating to our business:

  •
  If the e-commerce market in China does not grow, or grows more slowly than we expect, demand for our services and solutions could be adversely affected.

  •
  If the complexities and challenges faced by brand partners seeking to sell online diminish, or if our brand partners increase their in-house e-commerce capabilities as an alternative to our solutions and services, demand for our solutions and services could be adversely affected.

  •
  Our success is tied to the success of our existing and future brand partners for which we operate their brand e-commerce business.

  •
  If we are unable to retain our existing brand partners, our results of operations could be materially and adversely affected.

  •
  We may not be able to compete successfully against current and future competitors.

        See "Risk Factors" on page S-22 of this prospectus supplement for a discussion of risks related to our ordinary shares, ADSs, the Listing and the Global Offering. In addition, you should carefully consider the matters discussed under "Risk Factors" in our 2019 Annual Report and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 16, 2020, titled "Baozun Inc. Supplemental and Updated Disclosures", as well as other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Public Offering and Listing in Hong Kong

        We are offering 40,000,000 Class A ordinary shares, par value US$0.0001 per share, as part of a Global Offering, comprising an international offering of 36,000,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 4,000,000 Class A ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

        Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our Class A ordinary shares under the stock code "9991."

Fungibility and Conversion between ADSs and Class A Ordinary Shares

        In connection with our public offering of Class A ordinary shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility, conversion between ADSs and Class A ordinary shares and trading between Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register.

        In addition, all Class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these shares into ADSs, and vice versa. See "Conversion between ADSs and Class A Ordinary Shares."

        It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered Class A ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to the Global Offering—There is uncertainty as to whether Hong

Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange."

Corporate Information

        Our ADSs are listed on Nasdaq under the symbol "BZUN." Our principal executive offices are located at Building B, No. 1268 Wanrong Road, Shanghai 200436, the People's Republic of China. Our telephone number at this address is +86 21 8026-6000. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, at P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agents for service of process in the United States are Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, NY 10017, and Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our Internet address is www.baozun.com. The information on our website is not a part of this prospectus supplement.

 THE GLOBAL OFFERING

Public Offering Price	HK$82.90, or US$10.70, per Class A ordinary share
The Global Offering

We are offering 40,000,000 Class A ordinary shares in the Global Offering, comprising an international offering of 36,000,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 4,000,000 Class A ordinary shares.

Option to Purchase Additional Class A Ordinary Shares

We have granted the international underwriters an option, exercisable by the Joint Representatives, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 6,000,000 Class A ordinary shares at the public offering price. Citigroup Global Markets Asia Limited has entered into a borrowing arrangement with Tsubasa Corporation that is intended to facilitate the settlement of over-allocations.

Ordinary Shares Outstanding Immediately After the Global Offering

229,446,458 ordinary shares, comprising 216,145,720 Class A ordinary shares and 13,300,738 Class B ordinary shares (or 235,446,458 ordinary shares, comprising 222,145,720 Class A ordinary shares and 13,300,738 Class B ordinary shares, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and the shares repurchased by us from the open market under our share repurchase program.

Use of Proceeds

We estimate that we will receive net proceeds from the Global Offering of approximately HK$3,202.0 million (US$413.2 million) assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised, or HK$3,689.4 million (US$476.1 million) if the over-allotment option is exercised in full, after deducting estimated underwriting fees and the estimated offering expenses payable by us.

We plan to use the net proceeds we will receive from the Global Offering for:

•

expanding our brand partner network;

•

enhancing our digital marketing and fulfillment capabilities;

•

potential strategic alliances;

•

investment in technology and innovation; and

•

potential merger and acquisition opportunities

See "Use of Proceeds" and "Principal Shareholders" for more information.
Lock-Up

We and our directors, executive officers, Alibaba Investment Limited and Tsubasa Corporation have agreed with the underwriters to lock-up restrictions in respect of our ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs, for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions as described under "Underwriting." As of September 8, 2020, our directors, executive officers, Alibaba Investment Limited and Tsubasa Corporation held a total of 109,822,823 ordinary shares, including ordinary shares that they have the right to acquire within 60 days of September 8, 2020 (representing approximately 47.9% of our ordinary shares then issued and outstanding).

Risk Factors

You should carefully read "Risk Factors" beginning on page S-22 and the other information included in this prospectus supplement and the accompanying prospectus, our 2019 Annual Report, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 16, 2020, titled "Baozun Inc. Supplemental and Updated Disclosures", as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in the Class A ordinary shares.

Hong Kong Stock Exchange Code for the Class A Ordinary Shares	9991
Payment and Settlement	The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on our about September 29, 2020.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected consolidated statements of operations data for the years ended December 31, 2017, 2018 and 2019 and selected consolidated balance sheet data as of December 31, 2018 and 2019 have been derived from our audited consolidated financial statements included in our 2019 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

        The following selected consolidated statement of operations data for the six months ended June 30, 2020 and the selected balance sheet data as of June 30, 2020 have been derived from our audited interim consolidated financial statements for the six months ended June 30, 2020 and as of June 30, 2020 included in Exhibit 99.2 to our current report on Form 6-K furnished to the SEC on September 16, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

        The following selected consolidated statement of operations data for the six months ended June 30, 2019 has been derived from our unaudited interim consolidated financial statements for the six months ended June 30, 2019 included in Exhibit 99.2 to our current report on Form 6-K furnished to the SEC on September 16, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The unaudited interim consolidated financial information has been prepared on the same basis as our audited consolidated financial statements.

        You should read the following information in conjunction with (1) our audited consolidated financial statements for the each of the three years in the period ended December 31, 2019 and as of December 31, 2018 and 2019 and related notes and "Item 5. Operating and Financial Review and Prospects" in our 2019 Annual Report, (2) our audited interim consolidated financial statements for the six months ended June 30, 2020 and as of June 30, 2020 and related notes, (3) our unaudited interim consolidated financial statements for the six months ended June 30, 2019 and related notes, and (4) "Financial Information" in Exhibit 99.1, titled "Baozun Inc. Supplemental and Updated Disclosures," to our Form 6-K dated September 16, 2020, as well as the other financial information included elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Our historical results do not necessarily indicate our results expected for any future periods. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Selected Consolidated Statements of Operations Data

        The following table sets out our selected consolidated statements of operations data for the periods indicated:

	For the year ended December 31,						For the six months ended June 30,
	2017		2018		2019		2019		2020
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages, per share and per ADS data and number of shares)
Net revenues
Product sales	2,257,632	54.4	2,516,862	46.7	3,422,151	47.0	1,466,738	49.0	1,628,931	230,560	44.3
Services	1,891,176	45.6	2,876,175	53.3	3,856,041	53.0	1,524,233	51.0	2,046,775	289,702	55.7
Total net revenues	4,148,808	100.0	5,393,037	100.0	7,278,192	100.0	2,990,971	100.0	3,675,706	520,262	100.0
Operating expenses(1)
Cost of products	(1,917,467)	(46.2)	(2,034,852)	(37.7)	(2,774,342)	(38.1)	(1,188,056)	(39.7)	(1,365,889)	(193,329)	(37.2)
Fulfillment	(818,173)	(19.7)	(1,262,302)	(23.4)	(1,678,191)	(23.1)	(679,519)	(22.7)	(988,339)	(139,890)	(26.9)
Sales and marketing	(910,843)	(22.0)	(1,338,970)	(24.8)	(1,815,642)	(24.9)	(724,573)	(24.2)	(888,136)	(125,707)	(24.2)
Technology and content	(140,689)	(3.4)	(268,973)	(5.0)	(392,951)	(5.4)	(190,163)	(6.4)	(198,140)	(28,045)	(5.4)
General and administrative	(116,554)	(2.8)	(154,845)	(2.9)	(215,660)	(3.0)	(97,126)	(3.2)	(103,827)	(14,696)	(2.8)
Other operating income (expense), net	11,250	0.3	22,678	0.4	(17,753)	(0.2)	20,102	0.7	42,067	5,954	1.1
Total operating expenses	(3,892,476)	(93.8)	(5,037,264)	(93.4)	(6,894,539)	(94.7)	(2,859,335)	(95.6)	(3,502,264)	(495,713)	(95.3)
Income from operations	256,332	6.2	355,773	6.6	383,653	5.3	131,636	4.4	173,442	24,549	4.7
Other income (expenses)
Interest income	13,350	0.3	8,017	0.1	42,614	0.6	15,023	0.5	19,670	2,784	0.5
Interest expense	(4,252)	(0.1)	(13,058)	(0.2)	(61,316)	(0.8)	(24,457)	(0.8)	(36,019)	(5,098)	(1.0)
Gain on disposal of investment	5,464	0.1	—	—	—	—	—	—	—	—	—
Impairment loss of investments	(6,227)	(0.2)	(9,021)	(0.2)	(9,021)	(0.1)	—	—	—	—	—
Exchange gain/(loss)	(21)	0.0	(5,991)	(0.1)	(7,663)	(0.1)	(2,954)	(0.1)	(4,589)	(650)	(0.1)
Income before income tax and share of income (loss) in equity method investment	264,646	6.4	335,720	6.2	348,267	4.8	119,248	4.0	152,504	21,585	4.1
Income tax expense	(54,251)	(1.3)	(64,953)	(1.2)	(71,144)	(1.0)	(19,622)	(0.7)	(32,517)	(4,602)	(0.9)
Share of income (loss) in equity method investment	(1,265)	(0.0)	(996)	(0.0)	4,768	0.1	998	0.0	2,714	388	0.1
Net income	209,130	5.0	269,771	5.0	281,891	3.9	100,624	3.4	122.728	17,371	3.3
Net (income) loss attributable to noncontrolling interests	(264)	0.0	(59)	(0.0)	187	0.0	447	0.0	(787)	(111)	(0.0)
Net income attributable to redeemable noncontrolling interests	—	—	—	—	(781)	(0.0)	—	—	69	10	0.0
Net income attributable to ordinary shareholders of Baozun Inc.	208,866	5.0	269,712	5.0	281,297	3.9	101,071	3.4	122,010	17,270	3.3
Net income per share attributable to ordinary shareholders of Baozun Inc.
Basic	1.29		1.59		1.62		0.58		0.69	0.10
Diluted	1.19		1.50		1.57		0.57		0.68	0.10
Net income per ADS attributable to ordinary shareholders of Baozun Inc.(2)
Basic	3.87		4.76		4.85		1.75		2.08	0.29
Diluted	3.56		4.51		4.72		1.70		2.04	0.29
Weighted average shares used in calculating net income per ordinary share
Basic	162,113,815	—	169,884,906	—	173,937,013	—	173,310,034	—	176,119,872	176,119,872	—
Diluted	176,115,049	—	179,327,029	—	178,932,010	—	178,689,642	—	179,464,775	179,464,775	—

(1)
Share-based compensation expenses are allocated in operating expenses items as follows:

	For the year ended December 31,			For the six months ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Fulfillment	(2,904)	(5,831)	(9,839)	(5,051)	(5,344)	(756)
Sales and marketing	(20,363)	(28,346)	(22,209)	(10,321)	(17,326)	(2,452)
Technology and content	(13,822)	(13,445)	(9,817)	(5,368)	(7,700)	(1,090)
General and administrative	(21,142)	(28,240)	(33,318)	(14,696)	(19,287)	(2,730)

Total	(58,231)	(75,862)	(75,183)	(35,436)	(49,657)	(7,028)

(2)
Each ADS represents three Class A ordinary shares.

Selected Consolidated Balance Sheet Data

        The table below sets forth our selected consolidated balance sheet data as of the dates indicated:

	As of December 31,		As of June 30,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in thousands)
Cash and cash equivalents	457,340	1,144,451	1,606,390	227,370
Restricted cash—current	56,074	382,359	159,910	22,634
Accounts receivable, net	1,547,631	1,800,896	1,548,649	219,197
Inventories, net	650,348	896,818	912,175	129,110
Prepayments and other current assets	286,149	387,713	377,958	53,496
Property and equipment, net	402,740	415,648	417,219	59,054
Intangible assets, net	132,393	151,041	141,741	20,062
Land use right, net	43,593	42,567	42,054	5,952
Deferred tax assets	38,081	54,477	55,489	7,854
Total assets	4,015,824	7,096,600	6,898,357	976,399

Short-term loan	436,200	428,490	183,480	25,970
Accounts payable	886,340	877,093	413,151	58,478
Long-term loan	68,753	1,859,896	1,895,148	268,241
Deferred tax liability	3,319	2,929	2,734	387
Total liabilities	1,820,808	4,496,829	4,127,397	584,195

Baozun Inc. shareholders' equity	2,177,543	2,568,731	2,739,202	387,709
Non-controlling interests	17,473	21,786	22,573	3,195
Total equity	2,195,016	2,590,517	2,761,775	390,904

Total liabilities, redeemable non-controlling interests and equity	4,015,824	7,096,600	6,898,357	976,399

Non-GAAP Financial Measures

        In evaluating our business, we consider and use non-GAAP income from operations, non-GAAP net income, non-GAAP net income attributable to ordinary shareholders of Baozun Inc., and non-GAAP net income attributable to ordinary shareholders of Baozun Inc. per ADS, as supplemental measures to review and assess our operating performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. Non-GAAP income from operations is income from operations excluding the impact of share-based compensation expenses and amortization of intangible assets resulting from business acquisition. Non-GAAP net income is net income excluding the impact of share-based compensation expenses and amortization of intangible assets resulting from business acquisition. Non-GAAP net income attributable to ordinary shareholders of Baozun Inc. is net income attributable to ordinary shareholders of Baozun Inc. excluding the impact of share-based compensation expenses and amortization of intangible assets resulting from business acquisition. Non-GAAP net income attributable to ordinary shareholders of Baozun Inc. per ADS is non-GAAP net income attributable to ordinary shareholders of Baozun Inc. divided by weighted average number of shares used in calculating net income per ordinary share multiplied by three, as each ADS represents three of our Class A ordinary shares.

        We present the non-GAAP financial measures because they are also used by our management to evaluate our operating performance and formulate business plans. Non-GAAP income from operations, non-GAAP net income, non-GAAP net income attributable to ordinary shareholders of Baozun Inc.

and non-GAAP net income attributable to ordinary shareholders of Baozun Inc. per ADS enable our management to assess our operating results without considering the impact of share-based compensation expenses and amortization of intangible assets resulting from business acquisition. Such items are non-cash expenses that are not directly related to our business operations. Share-based compensation expenses represent non-cash expenses associated with share options and restricted share units we grant under the Share Incentive Plans. Amortization of intangible assets resulting from business acquisition represents non-cash expenses associated with intangible assets acquired through one-off business acquisition. We believe that, by excluding such non-cash items, the non-GAAP financial measures help identify the trends underlying our core operating results that could otherwise be distorted. As such, we believe that the non-GAAP financial measures facilitate investors' assessment of our operating performance, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in their financial and operational decision-making.

        The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The non-GAAP financial measures have limitations as analytical tools. One of the key limitations of using non-GAAP income from operations, non-GAAP net income, non-GAAP net income attributable to ordinary shareholders of Baozun Inc. and non-GAAP net income attributable to ordinary shareholders of Baozun Inc. per ADS is that they do not reflect all items of income and expense that affect our operations. Share-based compensation expenses and amortization of intangible assets resulting from business acquisition have been and may continue to be incurred in our business and are not reflected in the presentation of non-GAAP income from operations, non-GAAP net income, non-GAAP net income attributable to ordinary shareholders of Baozun Inc. and non-GAAP net income attributable to ordinary shareholders of Baozun Inc. per ADS. Further, the non-GAAP measures may differ from the non-GAAP measures used by other companies, including peer companies, and therefore their comparability may be limited. In light of the foregoing limitations, the non-GAAP income from operations, non-GAAP net income, non-GAAP net income attributable to ordinary shareholders of Baozun Inc. and non-GAAP net income attributable to ordinary shareholders of Baozun Inc. per ADS for the period should not be considered in isolation from or as an alternative to income from operations, net income, net income attributable to ordinary shareholders of Baozun Inc., net income attributable to ordinary shareholders of Baozun Inc. per ADS, or other financial measures prepared in accordance with U.S. GAAP.

        We compensate for these limitations by reconciling the non-GAAP financial measure to the nearest U.S. GAAP performance measure, which should be considered when evaluating our performance. We encourage you to review our financial information in its entirety and not rely on a single financial measure.

        A reconciliation of these non-GAAP financial measures in 2017, 2018, 2019, the six months ended June 30, 2019 and the six months ended June 30, 2020 to the nearest U.S. GAAP performance measures is provided below:

	For the year ended December 31,			For the six months ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Income from operations	256,332	355,773	383,653	131,636	173,442	24,549
Add:
Share-based compensation expenses	58,231	75,862	75,183	35,436	49,657	7,028
Amortization of intangible assets resulting from business acquisition	782	1,564	1,564	782	782	111
Non-GAAP income from operations	315,345	433,199	460,400	167,854	223,881	31,688
Net income	209,130	269,771	281,891	100,624	122,728	17,371
Add:
Share-based compensation expenses	58,231	75,862	75,183	35,436	49,657	7,028
Amortization of intangible assets resulting from business acquisition	782	1,564	1,564	782	782	111
Less:
Tax effect of amortization of intangible assets resulting from business acquisition	(196)	(392)	(392)	(196)	(196)	(28)
Non-GAAP net income	267,947	346,805	358,246	136,646	172,971	24,482
Net income (loss) attributable to ordinary shareholders of Baozun Inc.	208,866	269,712	281,297	101,071	122,010	17,270
Add:
Share-based compensation expenses	58,231	75,862	75,183	35,436	49,657	7,028
Amortization of intangible assets resulting from business acquisition	398	796	796	398	398	56
Less:
Tax effect of amortization of intangible assets resulting from business acquisition	(100)	(200)	(200)	(100)	(100)	(14)
Non-GAAP net income attributable to ordinary shareholders of Baozun Inc.	267,395	346,170	357,076	136,805	171,965	24,339
Non-GAAP net income attributable to ordinary shareholders of Baozun Inc. per ADS:
Basic	4.95	6.11	6.16	2.37	2.93	0.41
Diluted	4.55	5.79	5.99	2.30	2.87	0.41
Weighted average shares used in calculating net income
Basic	162,113,815	169,884,906	173,937,013	173,310,034	176,119,872	176,119,872
Diluted	176,115,049	179,327,029	178,932,010	178,689,642	179,464,775	179,464,775

Selected Operating Data

        The following table sets forth the following operating data for each period indicated.

	For the year ended December 31,			For the six months ended June 30,
	2017	2018	2019	2019	2020
Number of brand partners as of the period end(1)	152	185	231	212	250
Number of GMV brand partners as of the period end(2)	146	178	222	202	241
Total GMV(3) (RMB in millions)	19,112.2	29,426.0	44,410.3	17,556.7	21,967.6
Distribution GMV(4)	2,620.2	2,902.0	3,849.5	1,660.9	1,820.5
Non-distribution GMV(5)	16,492.0	26,524.0	40,560.8	15,895.8	20,147.1
Average GMV per GMV brand partner(6) (RMB in millions)	142	182	222	92	95

(1)
Brand partners are defined as companies for which we operate, or have entered into agreements to operate, official brand stores, official marketplace stores, or official stores on other channels under their brand names.

(2)
GMV brand partners are brand partners that contributed to our GMV during the period.

(3)
GMV is defined as (i) the full value of all purchases transacted and settled on stores operated by us (including, prior to its closure in 2017, our Maikefeng marketplace but excluding stores for the operations of which we only charge fixed fees) and

  (ii) the full value of purchases for which consumers have placed orders and paid deposits at such stores and which have been settled offline. Our calculation of GMV includes value added tax but excludes (i) shipping charges, (ii) surcharges and other taxes, (iii) value of the goods that are returned and (iv) deposits for purchases that have not been settled.

(4)
Distribution GMV refers to the GMV under the distribution business model.

(5)
Non-distribution GMV refers to the GMV under the service fee business model and the consignment business model.

(6)
Average GMV per GMV brand partner is calculated by dividing GMV (excluding Maikefeng, our online retail platform that was closed in 2017) by the average number of GMV brand partners as of the beginning and end of the respective periods. For more information on Maikefeng, see "Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We make investments in business initiatives, some of which may not be successful. Any unsuccessful business initiatives could materially and adversely affect our business, financial condition and results of operations" in our 2019 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

RISK FACTORS

        Any investment in the Class A ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the Class A ordinary shares. In addition, you should carefully consider the matters discussed under "Risk Factors" in our 2019 Annual Report, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 16, 2020, titled "Baozun Inc. Supplemental and Updated Disclosures", as well as other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Any of the following risks and the risks described in the aforementioned documents, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Ordinary Shares, ADSs and the Listing

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

        As we are applying for listing under Chapter 19C of the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes and content of financial statements as well as certain other continuing obligations. In addition, in connection with the Listing, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (WUMP) Ordinance, the Takeovers Codes and the Securities and Futures Ordinance, or the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

        Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our Class A ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (WUMP) Ordinance, the Takeovers Codes and the SFO, which could result in our incurring of incremental compliance costs.

The trading price of our ADSs has been and is likely to continue to be, and the trading price of our Class A ordinary shares may be, volatile, which could result in substantial losses to holders of our Class A ordinary shares and/or ADSs.

        The trading price of our ADSs has been and is likely to continue to be volatile and could fluctuate widely due to factors beyond our control. The trading price of our Class A ordinary shares, likewise, may be volatile for similar or different reasons. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other listed companies based in China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Chinese companies' securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in Hong Kong and/or the United States, which consequently may impact the trading performance of our Class A ordinary shares and/or ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards

Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A ordinary shares and/or ADSs.

        In addition to the above factors, the prices and trading volumes of our Class A ordinary shares and/or ADSs may be highly volatile due to multiple factors, including the following:

  •
  regulatory developments affecting us or our industry, brand partners, suppliers or third-party sellers;

  •
  announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

  •
  changes in the economic performance or market valuations of other e-commerce companies;

  •
  actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

  •
  changes in financial estimates by securities research analysts;

  •
  conditions in the online retail market;

  •
  announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

  •
  additions to or departures of our senior management;

  •
  fluctuations of exchange rates among the RMB, the Hong Kong dollar and the U.S. dollar;

  •
  natural disasters or health epidemic such as COVID-19;

  •
  release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares or ADSs;

  •
  any future issuances of securities, including sales or perceived potential sales of additional ordinary shares or ADSs, or by conversion of our 1.625% Convertible Senior Notes due 2024, or the 2024 Notes, in certain circumstances; and

  •
  proceedings instituted by the SEC against five PRC-based accounting firms, including our independent registered public accounting firm.

        Any of these factors may result in large and sudden changes in the volume and trading price of our Class A ordinary shares and/or ADSs. In addition, global stock markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies and industries. These market fluctuations may significantly affect the trading price of our Class A ordinary shares and/or ADSs.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our Class A ordinary shares and/or ADSs and trading volume could decline.

        The trading market for our Class A ordinary shares and/or ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A ordinary shares and/or ADSs or publishes inaccurate or unfavorable research about our business, the market price for our Class A ordinary shares and/or ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A ordinary shares and/or ADSs to decline.

Because we do not expect to pay dividends in the foreseeable future, holders of our Class A ordinary shares and/or ADSs must rely on price appreciation of our Class A ordinary shares and/or ADSs for return on their investment.

        We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, holders of our Class A ordinary shares and/or ADSs should not rely on an investment in our Class A ordinary shares and/or ADSs as a source for any future dividend income.

        Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on their investment in our Class A ordinary shares and/or ADSs will likely depend entirely upon any future price appreciation of our Class A ordinary shares and/or ADSs. There is no guarantee that our Class A ordinary shares and/or ADSs will appreciate in value or even maintain the price at which holders of our Class A ordinary shares and/or ADSs purchased the Class A ordinary shares and/or ADSs. They may not realize a return on their investment in our Class A ordinary shares and/or ADSs and they may even lose their entire investment in our Class A ordinary shares and/or ADSs.

Substantial future sales or perceived potential sales of our Class A ordinary shares and/or ADSs in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline.

        Sales of our Class A ordinary shares and/or ADSs in the public market, or the perception that these sales could occur, could cause the market price of our Class A ordinary shares and/or ADSs to decline significantly. All of our Class A ordinary shares represented by ADSs were freely transferable by persons other than our "affiliates" without restriction or additional registration under the U.S. Securities Act of 1933, or the U.S. Securities Act. Some ordinary shares outstanding after the Global Offering will be available for sale, upon the expiration of the lock-up periods (if applicable to such holder), subject to volume and other restrictions as applicable under Rules 144 and 701 under the U.S. Securities Act. Any or all of these ordinary shares may be released prior to the expiration of the applicable lock-up period at the discretion of the designated representatives. To the extent a substantial amount of ordinary shares are released before the expiration of the applicable lock-up period and sold into the market, the market price of our Class A ordinary shares and/or ADSs could decline significantly.

        In addition, the existence of the 2024 Notes may also encourage short selling by market participants because the conversion of the 2024 Notes could depress our Class A ordinary share and/or ADS price. The price of our Class A ordinary shares and/or ADSs could be affected by possible sales of our Class A ordinary shares and/or ADSs by investors who view the 2024 Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity, which we expect to occur involving our Class A ordinary shares and/or ADSs.

        Furthermore, although our directors, executive officers, Alibaba Investment Limited and Tsubasa Corporation agreed to a lock-up of their ordinary shares in connection with the Global Offering, any major disposal of our Class A ordinary shares and/or ADSs by any of them upon expiration of the relevant lock-up periods (or the perception that these disposals may occur upon the expiration of the lock-up period) may cause the prevailing market price of our Class A ordinary shares and/or ADSs to fall, which could negatively impact our ability to raise equity capital in the future.

Changes in the accounting guidelines relating to the Borrowed ADSs could decrease our earnings per ADS and potentially the price of our ADSs.

        In connection with the offering of the 2024 Notes, we have entered into the ADS Lending Agreements with Credit Suisse International and Deutsche Bank AG, London Branch, or the ADS Borrowers. The ADS Borrowers are affiliates of, respectively, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., who were the underwriters of our ADS offering registered on the prospectus supplement dated April 4, 2019 and the accompanying prospectus dated April 4, 2019. We entered into these ADS lending agreements to facilitate transactions by which investors in the 2024 Notes may hedge their investment in the 2024 Notes.

        Subject to certain terms of the ADS Lending Agreements, the ADSs borrowed under such agreements, or the Borrowed ADSs, must be returned to us following the maturity date of the 2024 Notes, or earlier in certain circumstances. Based on the terms of the ADS Lending Agreements, we believe that, under U.S. GAAP, the Borrowed ADSs will not be considered outstanding for the purpose of computing and reporting our net income (loss) per ADS. If these accounting guidelines were to change in the future, we might be required to treat the Borrowed ADSs as outstanding for purposes of computing earnings per ADS, our net income (loss) per ADS would be reduced and our ADS price could decrease, possibly significantly.

Our dual-class voting structure limits the ability of holders of our Class A ordinary shares and ADSs to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

        Mr. Vincent Wenbin Qiu, our co-founder, chairman and chief executive officer, and Mr. Junhua Wu, our co-founder, director and chief growth officer, have considerable influence over matters requiring shareholder approval. Due to our dual-class voting structure, our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Based on our dual-class voting structure, on a poll, holders of Class A ordinary shares are entitled to one vote per share in respect of matters requiring the votes of shareholders, while holders of Class B ordinary shares are entitled to ten votes per share. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of beneficial ownership of any Class B ordinary shares by a holder thereof or a beneficial owner of such Class B ordinary shares to any person or entity which is not an affiliate of such holder or beneficial owner, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares. The Class B ordinary shares beneficially owned by Mr. Vincent Wenbin Qiu and Mr. Junhua Wu, without including shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security, represent 30.6% and 12.6% of the aggregate voting power of our company, respectively, as of September 8, 2020. The interests of Mr. Vincent Wenbin Qiu and Mr. Junhua Wu may not coincide with the interests of holders of Class A ordinary shares and ADSs, and they may make decisions with which holders of Class A ordinary shares and ADSs disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession and our business and financial strategy. To the extent that the interests of Mr. Vincent Wenbin Qiu or

Mr. Junhua Wu differ from the interests of holders of Class A ordinary shares and ADSs, holders of Class A ordinary shares and ADSs may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A ordinary shares and our ADSs of the opportunity to sell their shares at a premium over the prevailing market price.

Holders of our ordinary shares and/or ADSs may have difficulty effecting service of process and enforcing judgments obtained against us, our directors and our management, and the ability of U.S. or Hong Kong authorities to bring and enforce actions in the PRC may also be limited.

        We are an exempted company incorporated under the laws of the Cayman Islands. We conduct a substantial portion of our operations in the PRC and substantially all of our assets are located outside the United States and Hong Kong. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and Hong Kong and a substantial portion of their assets are located outside the United States and Hong Kong. As a result, it may be difficult or impossible for our shareholders to effect service of process or bring an action against us or against them in the United States or in Hong Kong in the event that our shareholders believe that their rights have been infringed under the securities laws of the United States, Hong Kong or otherwise. Even if our shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands, the PRC or other relevant jurisdiction may render our shareholders unable to enforce a judgment against our assets or the assets of our directors and officers. In addition, the SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or officers in the PRC.

        In addition, shareholder claims that are common in the United States, including class action securities law and fraud claims, may be difficult to pursue as a matter of law or practicality in the PRC. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in the PRC for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. and other shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. and other shareholders, by virtue only of holding our ordinary shares and/or ADSs, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

        Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanisms. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretations of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties you may face in protecting your interests.

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our Class A ordinary shares and ADSs.

        Upon the Listing, we will be subject to Hong Kong and Nasdaq listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and the Nasdaq Global Select Market have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our Class A ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our Class A ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our Class A ordinary shares after the Global Offering.

Exchange between our Class A ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

        Our ADSs are currently traded on the Nasdaq Global Select Market. Subject to compliance with U.S. securities law and the terms of the Deposit Agreement, holders of our Class A ordinary shares may deposit shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the Deposit Agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and our ADSs on the Nasdaq Global Select Market may be adversely affected.

The time required for the exchange between Class A ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.

        There is no direct trading or settlement between the Nasdaq Global Select Market and the Hong Kong Stock Exchange on which our ADSs are and the Class A ordinary shares will be traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of Class A ordinary shares in exchange of ADSs or the withdrawal of Class A ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of Class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.

        Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services, including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange Class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

Since we are a Cayman Islands company, the rights of our shareholders may be more limited than those of shareholders of a company organized in the United States or Hong Kong.

        Under the laws of some jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. Cayman Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in some U.S. jurisdictions. In addition, the circumstances in which a shareholder of a Cayman Islands company may sue the company derivatively, and the procedures and defenses that may be available to the company, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States.

        Moreover, our directors have the power to take certain actions without shareholder approval which would require shareholder approval under Hong Kong law or the laws of most U.S. jurisdictions. The directors of a Cayman Islands company, without shareholder approval, may implement a sale of any assets, property, part of the business, or securities of the company. Our ability to create and issue new classes or series of shares without shareholder approval could have the effect of delaying, deterring or preventing a change in control of our company without any further action by our shareholders, including a tender offer to purchase our ordinary shares at a premium over prevailing market prices.

        Furthermore, our Articles of Association are specific to us and include certain provisions that may be different from common practices in Hong Kong. For example, Rule 19C.07(7) of the Hong Kong Listing Rules provides that the minimum stake required to convene an extraordinary general meeting and add resolutions to a meeting agenda must not be higher than 10% of the voting rights, on a one vote per share basis, in the share capital of a Qualifying Issuer, but our Articles of Association provide that at least one-third of the aggregate voting power of our company is required to convene an extraordinary general meeting. We will put forth a resolution at or before our next annual general meeting to be held after the Listing to revise our Articles of Association to comply with Rule 19C.07(7) of the Hong Kong Listing Rules. Other differences from common practices in Hong Kong include the absence of requirements that the appointment, removal and remuneration of auditors must be approved by a majority of our shareholders, requirements of holding an annual general meeting and restrictions on members' right to vote at general meetings.

Our articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders' opportunity to sell their ordinary shares and/or ADSs at a premium.

        Our Memorandum and Articles of Association contain provisions which have the potential to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their ordinary shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares, in the form of ADS or otherwise, at such time and on such terms as they may think appropriate. In the event theses preferred shares have better voting rights than our Class A ordinary shares, in the form of ADSs or otherwise, they could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A ordinary shares and/or ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares and ADSs could be materially and adversely affected.

As we have applied for a listing of our Class A ordinary shares on the Main Board under Chapter 19C of the Hong Kong Listing Rules, we are permitted to rely on exemptions from certain corporate governance standards applicable to Hong Kong listed issuers under the Hong Kong Listing Rules. This may afford less protection to our shareholders.

        Our company is controlled through weighted voting rights. Each Class A ordinary share entitles the holder to exercise one vote, and each Class B ordinary share entitles the holder to exercise ten votes, respectively, on any resolution tabled at our company's general meetings, except as may otherwise be required by law or provided for in our Memorandum and Articles of Association.

        Our weighted voting rights, or WVR, structure is specific to us and contains certain features that are different from the requirements under Chapter 8A of the Hong Kong Listing Rules.

        In particular, our WVR beneficiaries do not own collectively at least 10% of the underlying economic interest in our total issued share capital at the time of Listing. Our weighted voting rights structure does not contain sunset provisions under Rule 8A.17 of the Hong Kong Listing Rules which require cessation of weighted voting rights under certain circumstances. Under Rule 8A.23 of the Hong Kong Listing Rules, non-WVR shareholders must be able to convene an extraordinary general meeting and add resolutions to the meeting agenda. The minimum stake required to do so must not be higher than 10% of the voting rights on a one vote per share basis in the share capital of the listed issuer. The minimum stake as currently set out in our Articles of Association is not less than one-third of the votes attaching to all issued and outstanding ordinary shares. Rule 8A.24 of the Hong Kong Listing Rules requires weighted voting rights to be disregarded on any resolution to approve certain matters including: (i) changes to the listed issuer 's constitutional documents, however framed; (ii) variation of rights attached to any class of shares; (iii) the appointment or removal of an independent non-executive director; (iv) the appointment or removal of auditors; and (v) the voluntary winding-up of the listed issuer. Under our WVR structure, each Class B ordinary share shall be entitled to ten votes on all matters subject to vote at general meetings of our company, except as may otherwise be required by law or provided for in our Memorandum and Articles of Association. Rule 8A.30 of the Hong Kong Listing Rules requires that an issuer with a WVR structure must establish a Corporate Governance Committee with at least the terms of reference set out in Code Provision D.3.1 of Appendix 14 to the Hong Kong Listing Rules. Our Nominating and Corporate Governance Committee's charter does not contain the provisions as required under Code Provision D.3.1 of Appendix 14 to the Hong Kong Listing Rules.

        As we have applied for a listing of our Class A ordinary shares on the Main Board under Chapter 19C of the Hong Kong Listing Rules, we will not be subject to, among others, the above provisions of the Hong Kong Listing Rules with respect to our WVR structure. We have relied on and intend to continue to rely on these exemptions. As a result, our shareholders may not be provided with the benefits of certain corporate governance requirements of the Hong Kong Listing Rules.

The fundamental change repurchase feature of our 2024 Notes may delay or prevent an otherwise beneficial takeover attempt of our company.

        The indenture governing our 2024 Notes requires us to repurchase the 2024 Notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts the 2024 Notes in connection with a make-whole fundamental change. A takeover of our company may trigger the requirement that we purchase the 2024 Notes and/or increase the conversion rate, which could make it more costly for a potential acquirer to engage in a combinatory transaction with us. Such additional costs may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to our investors.

Our auditor of the consolidated financial statements included in our annual report on Form 20-F filed with the SEC, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by the Public Company Accounting Oversight Board, or the PCAOB, and consequently, you are deprived of the benefits of such inspection. In addition, various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ADSs and/or Class A ordinary shares.

        Our independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is required by U.S. law to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditor is located in the Peoples' Republic of China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem.

        On April 21, 2020, the SEC and the PCAOB issued a new joint statement, reminding investors that in many emerging markets, including China, there is substantially greater risk that disclosures will be incomplete or misleading and, in the event of investor harm, substantially less access to recourse, in comparison to U.S. domestic companies, and stressing again the PCAOB's inability to inspect audit work papers in China and its potential harm to investors. However, it remains unclear what further actions the SEC and PCAOB will take and its impact on Chinese companies listed in the U.S.

        As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China's, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress, which if passed, would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges Act, or the EQUITABLE Act, prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges of issuers included on the SEC's list for three consecutive years. On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the HFCA Act, which includes similar provisions as the EQUITABLE Act. If passed by the U.S. House of Representatives and signed by the U.S. President into law, the HFCA Act would amend the Sarbanes-Oxley Act of 2002 to direct the SEC to prohibit securities of any registrant from being traded on any of the U.S. securities exchanges or "over-the-counter" if the auditor of the registrant's financial statements is not subject to PCAOB inspection for three consecutive years. On July 21, 2020, the House of Representatives passed its version of the National Defense Authorization Act for Fiscal Year 2021, which included provisions similar to the HFCA Act.

        In addition to legislative action, on June 4, 2020, President Trump issued a memorandum directing the President's Working Group on Financial Markets, or the PWG, which is chaired by the Secretary of the Treasury and includes the Chairman of the Board of Governors of the Federal Reserve System, the Chairman of the SEC and the Chairman of the Commodity Futures Trading Commission, to discuss and make recommendations regarding the risks to U.S. investors posed by the PCAOB's lack of access to the work of the auditors of Chinese companies listed in the U.S. On August 6, 2020, the PWG released a report titled "Protecting United States Investors from Significant Risks from Chinese Companies" in response to the president's request. The PWG recommends that the SEC take steps to implement the various recommendations outlined in the report. In particular, to address companies from jurisdictions, such as China, that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, or NCJ, the PWG recommends enhanced listing standards on U.S. exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. One of the report's recommended requirements for such co-audits is that the government of the relevant NCJ would have to permit the U.S. accounting firm working on the co-audit to perform the work and retain the relevant work papers outside of the NCJ. However, because PRC law prohibits audit firms that operate in China from releasing certain documentation of Chinese companies without explicit government permission, it is unclear if these requirements would be consistent with PRC law. The report provides that the new listing standards could provide for a transition period until January 1, 2022 for currently listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. If the new listing standards are adopted and we fail to meet the new listing standards before the deadline specified thereunder due to factors beyond our control, we could face possible de-listing from Nasdaq, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our ADS trading in the United States.

        Future developments in respect of the issues discussed above are uncertain as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures. However, if any of the legislative actions or regulatory changes discussed above were to proceed in ways that are detrimental to China-based issuers, it could cause our incompliance with U.S. securities laws and regulations, we could cease to be listed on Nasdaq or another U.S. stock exchange, and U.S. trading of our ADSs could be prohibited. Any of such actions, or uncertainties in the market about the possibility of such actions, could adversely affect our access to the U.S. capital markets and the trading prices of our ADSs and/or Class A ordinary shares.

        PCAOB inspections of other independent registered public accounting firms outside of China have sometimes identified deficiencies in those firms' audit procedures and quality control procedures, allowing those deficiencies to be addressed to improve future audit quality. The unavailability of PCAOB inspections for audit firms in China prevents the PCAOB from regularly evaluating our auditor 's audits and its quality control procedures, potentially depriving investors of the benefits of PCAOB inspections.

        The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor 's audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

If additional remedial measures are imposed on the Big Four PRC-based accounting firms, including our independent registered public accounting firm, in administrative proceedings brought by the SEC alleging the firms' failure to meet specific criteria set by the SEC, with respect to requests for the production of documents, we could be unable to timely file future financial statements in compliance with the requirements of the U.S. Exchange Act.

        Starting in 2011, the Chinese affiliates of the "big four" accounting firms (including our independent registered public accounting firm) were affected by a conflict between U.S. and Chinese law. Specifically, for certain U.S. listed companies operating and audited in mainland China, the SEC and the PCAOB sought to obtain from the Chinese firms access to their audit work papers and related documents. The firms were, however, advised and directed that under Chinese law they could not respond directly to the U.S. regulators on those requests, and that requests by foreign regulators for access to such papers in China had to be channeled through the China Securities Regulatory Commission, or the CSRC.

        In late 2012, this impasse led the SEC to commence administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the Chinese accounting firms (including our independent registered public accounting firm). A first instance trial of the proceedings in July 2013 in the SEC's internal administrative court resulted in an adverse judgment against the firms. The administrative law judge proposed penalties on the firms, including a temporary suspension of their right to practice before the SEC, although that proposed penalty did not take effect pending review by the Commissioners of the SEC. On February 6, 2015, before a review by the Commissioners had taken place, the firms reached a settlement with the SEC. Under the settlement, the SEC accepts that future requests by the SEC for the production of documents will normally be made to the CSRC. The firms will receive matching Section 106 requests, and are required to abide by a detailed set of procedures with respect to such requests, which in substance require them to facilitate production via the CSRC. If they fail to meet specified criteria, the SEC retains authority to impose a variety of additional remedial measures on the firms depending on the nature of the failure. Remedies for any future noncompliance could include, as appropriate, an automatic six-month bar on a single firm's performance of certain audit work, commencement of a new proceeding against a firm, or in extreme cases the resumption of the current proceeding against all four firms.

        In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the U.S. Exchange Act, including possible delisting. Moreover, any negative news about any such future proceedings against these audit firms may cause investor uncertainty regarding China-based, United States-listed companies and the market price of our Class A ordinary shares and/or ADSs may be adversely affected.

        If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the U.S. Exchange Act. Such a determination could ultimately lead to our delisting from the Nasdaq Global Select Market or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our ADSs in the United States.

As a foreign private issuer in the U.S., we are permitted to, and we may, rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our ADSs and Class A ordinary shares.

        We are exempted from certain corporate governance requirements of the Nasdaq Stock Market Rules by virtue of being a foreign private issuer in the U.S. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on The Nasdaq Stock Market. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

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  have a majority of the board be independent;

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  have a nominating and corporate governance committee consisting entirely of independent directors;

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  solicit proxies and hold an annual meeting of shareholders no later than one year after the end of the issuer's fiscal year-end;

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  have regularly scheduled executive sessions with only independent/non-management directors; or

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  have executive sessions of solely independent directors each year.

        We will put forth a resolution at or before our next annual general meeting after the Listing to amend our Articles of Association according to Rule 19C.07(4) of the Hong Kong Listing Rules such that we will hold an annual general meeting of shareholders every year.

        In addition, in July 2016, our board of directors approved an amendment to our 2015 Share Incentive Plan, or the 2015 Plan, to increase the number of Class A ordinary shares reserved for issuance under our 2015 Plan, and we followed our home country practice that does not require shareholder approval for such amendment.

        We have relied on and intend to continue to rely on some of these exemptions. As a result, our shareholders may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Stock Market Rules.

As a foreign private issuer in the U.S., we are exempt from certain disclosure requirements under the U.S. Exchange Act, which may afford less protection to holders of our ADSs and ordinary shares than they would enjoy if we were a domestic U.S. company.

        As a foreign private issuer in the U.S., we are exempt from, among other things, the rules prescribing the furnishing and content of proxy statements under the U.S. Exchange Act. In addition, our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit and recovery provisions contained in Section 16 of the U.S. Exchange Act. We are also not required under the U.S. Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the U.S. Exchange Act. As a result, holders of our ADSs and ordinary shares may be afforded less protection than they would under the U.S. Exchange Act rules applicable to domestic U.S. companies.

Holders of our ADSs may have fewer rights than holders of our Class A ordinary shares and must act through the depositary to exercise those rights.

        Holders of ADSs do not have the same rights as our registered shareholders. The holders of our ADSs will not have any direct right to attend general meetings of our shareholders or to directly cast any votes at such meetings. The holders of our ADSs will only be able to exercise the voting rights which are carried by the underlying Class A ordinary shares represented by their ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, the holders of our ADSs may vote only by giving voting instructions to the depositary. Upon receipt of the voting instructions from the holders of our ADSs, the depositary will vote the underlying Class A ordinary shares represented by their ADSs in accordance with these instructions. The holders of our ADSs will not be able to directly exercise their right to vote with respect to the underlying Class A ordinary shares unless they withdraw such shares and become the registered holder of such shares prior to the record date for the general meeting. Under our Memorandum and Articles of Association, the minimum notice period required to be given by us to our registered shareholders to convene a general meeting is ten calendar days. We will put forth a resolution at or before our next annual general meeting after the Listing to amend our Articles of Association such that our shareholders will be given at least 14 calendar days' notice for any general meeting. When a general meeting is convened, the holders of our ADSs may not receive sufficient advance notice of the meeting to permit the holders of our ADSs to withdraw the underlying Class A ordinary shares represented by their ADSs and become the registered holder of such shares to allow the holders of our ADSs to attend the general meeting and to cast their vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting. Furthermore, under our Memorandum and Articles of Association, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent the holders of our ADSs from withdrawing the underlying Class A ordinary shares represented by their ADSs and becoming the registered holder of such shares prior to the record date, so that they would not be able to attend the general meeting or to vote directly. If we ask for their instructions, the depositary will notify the holders of our ADSs of the upcoming vote and will arrange to deliver our voting materials to them. We cannot assure the holders of our ADSs that they will receive the voting materials in time to ensure that they can instruct the depositary to vote the Class A ordinary shares underlying their ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out the voting instructions of the holders of our ADSs. This means that the holders of our ADSs may not be able to exercise their right to direct how the underlying Class A ordinary shares represented by their ADSs are voted and they may have no legal remedy if the underlying Class A ordinary shares represented by their ADSs are not voted as they requested. In addition, in their capacity as an ADS holder, the holders of our ADSs will not be able to call a shareholders' meeting.

Right of holders of our ADSs to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to holders of our ADSs in the United States unless we register both the rights and the securities to which the rights relate under the U.S. Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to holders of our ADSs unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the U.S. Securities Act or exempt from registration under the U.S. Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the U.S. Securities Act. Accordingly, holders of our ADSs may be unable to participate in our rights offerings and may experience dilution in their holdings.

Holders of our ADSs may not receive cash dividends if the depositary decides it is impractical to make cash dividends available to holders of our ADSs.

        The depositary will pay cash dividends on the ADSs only to the extent that we decide to distribute dividends on our Class A ordinary shares or other deposited securities, and we do not have any present plan to pay any cash dividends on our Class A ordinary shares in the foreseeable future. To the extent that there is a distribution, the depositary of our ADSs has agreed to pay to holders of our ADSs the cash dividends or other distributions it or the custodian receives on our Class A ordinary shares or other deposited securities after deducting its fees and expenses. Holders of our ADSs will receive these distributions in proportion to the number of Class A ordinary shares their ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property to holders of our ADSs.

Holders of our ADSs may be subject to limitations on transfer of their ADSs.

        ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We may become a passive foreign investment company, which could result in adverse United States federal income tax consequences to United States investors.

        A non-United States corporation will be deemed as a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such year is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. A separate determination must be made after the close of each taxable year as to whether a non-United States corporation is a PFIC for that year.

        We believe we were not a PFIC, for the taxable year ended December 31, 2019, and we do not expect to become a PFIC in the foreseeable future. No assurance can be given as to our PFIC status, however, since the PFIC rules are uncertain in several respects and the determination of whether we are a PFIC for any taxable year can only be made after the end of the year and depends on the market price of our ADSs and/or Class A ordinary shares, which may fluctuate significantly, as well as the composition of our income and assets during the year.

        If we were treated as a PFIC, such characterization could result in adverse United States federal income tax consequences to a United States investor. For example, if we were treated as a PFIC, our United States investors could become subject to increased tax liabilities under United States federal income tax laws and regulations and would become subject to burdensome reporting requirements. See "Taxation—Material United States Federal Income Tax Considerations—Passive Foreign Investment Company."

Changes in our United States federal income tax classification, or that of our subsidiaries, could result in adverse tax consequences to our 10% or greater U.S. shareholders.

        We do not believe that we, or any of our non-U.S. subsidiaries, are controlled foreign corporations, or CFCs, based upon the Class A ordinary shares and/or ADSs owned directly by U.S. shareholders. However, we or certain of our non-U.S. subsidiaries may be classified as CFCs depending on the U.S. holdings of certain of our non-U.S. shareholders. This classification could cause significant and adverse U.S. tax consequences for our U.S. shareholders that own, or are considered to own, as a result of the attribution rules, 10% or more of the voting power or value of the stock of us or our non-U.S. subsidiaries, or a 10% U.S. shareholder, or any person who becomes a 10% U.S. shareholder under the United States federal income tax law applicable to owners of CFCs. Therefore, 10% U.S. shareholders (if any) and persons considering becoming 10% U.S. shareholders are strongly urged to consult their tax advisors regarding the United States federal income tax law applicable to owners of CFCs.

We are exposed to risks associated with the potential spin-off of one or more of our businesses.

        We are exposed to risks associated with the potential spin-off of one or more of our businesses. We have applied for, and the Hong Kong Stock Exchange has granted, a waiver from strict compliance with the requirements in Paragraph 3(b) of Practice Note 15 to the Hong Kong Listing Rules such that we are able to spin-off a subsidiary entity and list on the Hong Kong Stock Exchange within three years of the Listing. While we currently do not have any plan with respect to any spin-off listing on the Hong Kong Stock Exchange, we may consider a spin-off listing on the Hong Kong Stock Exchange for one or more of our businesses within the three year period subsequent to the Listing. The waiver granted by the Hong Kong Stock Exchange is conditional upon us confirming to the Hong Kong Stock Exchange in advance of any spin-off that it would not render our company incapable of fulfilling the eligibility requirements under Rule 19C.05 of the Hong Kong Listing Rules based on the financial information of the entity or entities to be spun-off at the time of the Company's Listing (calculated cumulatively if more than one entity is spun-off). In the event that we proceed with a spin-off, our interest in the entity to be spun-off will be reduced accordingly.

Risks Related to the Global Offering

An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.

        Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on The Nasdaq Stock Market might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected.

        In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other's markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen Stock Exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of WVR companies to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class A ordinary shares of our company, a WVR company with a secondary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class A ordinary shares for trading through Stock Connect will affect mainland Chinese investors' ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of our ADSs traded on The Nasdaq Stock Market may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

        The pricing of the Class A ordinary shares offered in the Global Offering will be determined on the price determination date, which is expected to be on or about September 23, 2020. However, our Class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the price determination date. As a result, investors may not be able to sell or otherwise deal in our Class A ordinary shares during that period. Accordingly, holders of our Class A ordinary shares are subject to the risk that the trading price of our Class A ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the price determination date and the time trading begins. In particular, as our ADSs will continue to be traded on The Nasdaq Stock Market and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.

        In connection with our initial public offering of Class A ordinary shares in Hong Kong, or the Hong Kong IPO, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our Class A ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Hong Kong IPO and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these Class A ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-Class A ordinary share conversion and trading between The Nasdaq Stock Market and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our Cayman share register to our Hong Kong share register.

        Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller. See "Conversion Between ADSs and Class A Ordinary Shares—Dealings and Settlement of Class A Ordinary Shares in Hong Kong."

        To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our ADSs or Class A ordinary shares may be affected.

Purchasers of our Class A ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional ordinary shares in the future.

        The public offering price of our Class A ordinary shares is higher than the net tangible assets per Class A ordinary share of the outstanding ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our Class A ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. See "Dilution." In addition, we may consider offering and issuing additional ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our ordinary shares may experience further dilution in terms of the net tangible asset value per ordinary share if we issue additional ordinary shares in the future at a price that is lower than the net tangible asset value per ordinary share.

USE OF PROCEEDS

        We estimate that we will receive net proceeds from the Global Offering of approximately HK$3,202.0 million (US$413.2 million), assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised, or HK$3,689.4 million (US$476.1 million) if the over-allotment option is exercised in full, after deducting estimated underwriting fees and the estimated offering expenses payable by us. On September 22, 2020, the last reported trading price of our ADSs on Nasdaq was US$34.02 per ADS, or HK$87.88 per Class A ordinary share. Each ADS represents three Class A ordinary shares.

        The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. In addition, the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation as described in "Underwriting."

        We plan to use the net proceeds we will receive from the Global Offering for the following purposes, assuming the over-allotment option is not exercised:

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  approximately 20% (approximately HK$640.4 million (equivalent of US$82.6 million), assuming the over-allotment option is not exercised) for expanding our brand partner network. We will continue to focus on attracting new brand partners and diversifying our brand partner portfolio. We seek to conduct end-to-end omni-channel e-commerce operations for not only new international brand partners, but also local and emerging brands with high growth potential. We will spend on our Growth Brands Operating Center (GBO) that attracts and provides focused support for local and emerging brands. Our planned spending on the GBO includes marketing events to improve the awareness of us among these brands, business development spending and recruitment of additional talents with knowledge of emerging brand categories. As we deepen our cooperation with the new brand partners, we also seek to assist them with product selection, design and manufacturing, which requires upfront spending in product testing, manufacturing facility and personnel hiring.

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  approximately 25% (approximately HK$800.5 million (equivalent of US$103.3 million), assuming the over-allotment option is not exercised) for enhancing our digital marketing and fulfillment capabilities.

    We aim to further upgrade our OMS and WMS, improve warehousing automation and expand our warehouse network to increase the number of key hubs and gross floor area, either through a self-owned model or partnerships. In particular, we plan to build up warehouses of approximately 100,000 square meters and accompanying automation facilities on the 60 acres of land that we own. We also plan to increase our investment in the warehouse network in East China to add mezzanine racking of no less than 30,000 square meters and automatic conveyor belt of no less than five kilometers, and increase our investment on warehousing automation and scale expansion in other regions of China. We also plan to expand our warehousing management team and increase the number of our own warehousing staff.

    We also seek to further enhance our digital marketing capabilities by implementing new digital marketing initiatives on emerging sales channels and improving the effectiveness and efficiency of our digital marketing solutions through continuous investment in big data analytics capabilities. In addition, we plan to conduct more co-branding marketing campaigns on omni-channels by connecting several of our brand partners.

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  approximately 30% (approximately HK$960.6 million (equivalent of US$124.0 million), assuming the over-allotment option is not exercised) for potential strategic alliances. We plan to selectively pursue strategic alliance opportunities in the following areas:

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  deepen our collaboration with new brands, such as new luxury and fast moving consumer goods brands, by providing customized service offerings, logistics and customer services;

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  expand our geographic reach and help our brand partners establish e-commerce operations in other countries and regions, such as Southeast Asia, by helping brand partners set up infrastructure in new geographic regions and conduct their e-commerce operations in the new market through collaboration with e-commerce platforms and sales channels in such regions; and

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  expand our channel coverage to collaborate with more emerging e-commerce platforms. For instance, certain live streaming channels have started to build up their own e-commerce platforms. In order to operate our brand partners' e-commerce business on these new platforms, we need to develop our new platform know-how and improve our system capability with such platforms.

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  approximately 10% (approximately HK$320.2 million (equivalent of US$41.3 million), assuming the over-allotment option is not exercised) for investment in technology and innovation. We seek to further enhance our core competencies in technology and innovation. We aim to invest in improving the functionality and compatibility of our back-end technology infrastructure as well as our data analytics and AI capabilities. We will also continue to devote resources to innovation and upgrade existing and develop new technology systems and tools at the front end and middle end that will create more value for our brand partners, such as a digital operating platform that integrates our internal systems and improves compatibility with external systems, automated account reconciliation systems, unified data service systems and automated brand operating data analytics tools.

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  approximately 15% (approximately HK$480.3 million (equivalent of US$62.0 million), assuming the over-allotment option is not exercised) for potential merger and acquisition opportunities. We plan to selectively explore merger and acquisition opportunities to strengthen our competitiveness, such as the potential acquisition of other e-commerce solutions providers with the following capabilities:

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  operational excellence in e-commerce or social media channels, such as JD.com, Douyin, Kuaishou and WeChat, in order to strengthen and supplement our ability to serve brand partners on such channels;

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  specialized technological capabilities in automated operations and data analytics for brand categories that we focus on, such as luxury and fast moving consumer goods brands;

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  expertise in digital marketing and emerging service models, such as live streaming, especially those with early mover advantage and competitiveness; and

  •
  ISV (Independent Software Vendor) Tmall service partners with big data support and strong operational capabilities.

        For the purposes of this "Use of Proceeds" section, all translations of Hong Kong dollars into U.S. dollars were made at HK$7.7499 to US$1.00, the exchange rate on September 18, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2020:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to our issuance and sale in the Global Offering of 40,000,000 Class A ordinary shares, resulting in estimated net proceeds of HK$3,202.0 million (US$413.2 million), based on the public offering price of HK$82.90, or US$10.70, per Class A ordinary share (equivalent to US$32.10 per ADS), after deducting estimated underwriting discounts commissions and estimated offering expenses payable by us, and assuming the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares.

        The as adjusted information below is illustrative only. You should read this table in conjunction with, and this table is qualified in its entirety by reference to, the section titled "Financial Information" in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 16, 2020, titled "Baozun Inc. Supplemental and Updated Disclosures" and our consolidated financial statements and related notes incorporated by reference herein.

	As of June 30, 2020
	Actual		As Adjusted
	RMB	US$(1)	RMB	US$
	(in thousands except share and per share data)
Short-term loan	183,480	25,970	183,480	25,970
Long-term loan	1,895,148	268,241	1,895,148	268,241
Redeemable noncontrolling interests	9,185	1,300	9,185	1,300
Shareholders' equity:
Class A ordinary shares (US$0.0001 par value; 470,000,000 shares authorized, 175,977,846 shares issued and outstanding as of June 30, 2020)	107	15	134	19
Class B ordinary shares (US$0.0001 par value, 30,000,000 shares authorized, 13,300,738 shares issued and outstanding as of June 30, 2020)	8	1	8	1
Additional paid in capital	2,063,997	292,140	4,860,099	705,306
Retained earnings	648,019	91,721	648,019	91,721
Accumulated other comprehensive income	27,071	3,832	27,071	3,832

Total Baozun Inc. shareholders' equity	2,739,202	387,709	5,535,331	800,879
Non-controlling interests	22,573	3,195	22,573	3,195

Total equity	2,761,755	390,904	5,557,904	804,074

Total capitalization	4,849,588	686,415	7,645,717	1,099,585

Note:

(1)
Translations from Hong Kong dollars into U.S. dollars and from RMB into U.S. dollars relating to the estimated net proceeds from the Global Offering and the public offering price in this "Capitalization" section were made at HK$7.7499 to US$1.00 and RMB6.7675 to US$1.00, the respective exchange rate on September 18, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. Unless as stated above, all other translations of RMB into U.S. dollars in this "Capitalization" section were made at RMB7.0651 to US$1.00, the exchange rate in effect as of June 30, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

 DILUTION

        If you invest in the Class A ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per Class A ordinary share and our as adjusted net tangible book value per Class A ordinary share after the Global Offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per Class A ordinary share attributable to the existing shareholders for our presently outstanding Class A ordinary shares.

        Our net tangible book value as of June 30, 2020 was approximately RMB2,606.5 million (US$368.9 million), or RMB14.8 (US$2.1) per Class A ordinary share as of that date, and RMB44.3 (US$6.27) per ADS. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets, goodwill and total consolidated liabilities and redeemable noncontrolling interest. Dilution is determined by subtracting as adjusted net tangible book value per Class A ordinary share, after giving effect to the issuance and sale by us of Class A ordinary shares in the Global Offering at the public offering price of HK$82.90, or US$10.70, per Class A ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per Class A ordinary share, and assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares.

        Without taking into account any other changes in net tangible book value after June 30, 2020, other than to give effect to the issuance and sale by us of Class A ordinary shares in the Global Offering at the public offering price of HK$82.90, or US$10.70, per Class A ordinary share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been RMB5,402.6 million (US$782.1 million), or RMB24.94 (US$3.61) per outstanding Class A ordinary share and RMB74.83 (US$10.83) per ADS. This represents an immediate increase in net tangible book value of US$1.52 per Class A ordinary share and US$4.56 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$7.09 per Class A ordinary share and US$21.27 per ADS to investors purchasing Class A ordinary shares in the Global Offering.

        The following table illustrates such dilution:

	Per Class A Ordinary Share		Per ADS
Actual net tangible book value as of June 30, 2020	US$	2.09	US$	6.27
As adjusted net tangible book after giving effect to the Global Offering		3.61		10.83
Public offering price		10.70		32.10
Dilution in net tangible book value to new investors in the Global Offering		7.09		21.27

        The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per Class A ordinary share.

        If the Joint Representatives were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 6,000,000 Class A ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be 79%, and the percentage of our ordinary shares held by new investors would be 21%.

        The discussion and tables above do not reflect (i) Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and the Class A ordinary shares repurchased by us from the open market under our share repurchase program and (ii) 12,692,328 Class A ordinary shares outstanding under ADS lending agreement. As of June 30, 2020, (i) the number of Class A ordinary shares which may be issued pursuant to all outstanding options under the 2014 Plan is 2,168,859, and (ii) the number of Class A ordinary shares that may be issued pursuant to all outstanding options and restricted share units under the 2015 Plan is 3,620,618.

        Translations from Hong Kong dollars into U.S. dollars and from RMB into U.S. dollars relating to the estimated net proceeds from the Global Offering and the public offering price in this "Dilution" section were made at HK$7.7499 to US$1.00 and RMB6.7675 to US$1.00, the respective exchange rate on September 18, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. Unless as stated above, all other translations of RMB into U.S. dollars in this "Dilution" section were made at RMB7.0651 to US$1.00, the exchange rate in effect as of June 30, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information with respect to beneficial ownership of our ordinary shares as of September 8, 2020 by:

  •
  each of our directors and executive officers; and

  •
  each person known to us to beneficially own 5% or more of our ordinary shares.

        The calculations in the table below are based on 189,446,458 ordinary shares outstanding as of September 8, 2020, comprising of (i) 176,145,720 Class A ordinary shares, excluding Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and the Class A ordinary shares repurchased by us from the open market under our share repurchase program, and (ii) 13,300,738 Class B ordinary shares.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days from September 8, 2020, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

        Except as otherwise noted, the address of each person listed in the following table is c/o Baozun Inc., Building B, No. 1268 Wanrong Road, Shanghai 200436, the People's Republic of China.

	Shares Beneficially Owned
Name	Class A ordinary shares	Class B ordinary shares	Total shares	Percentage of total shares	Percentage of aggregate voting power**
Directors and Executive Officers:
Vincent Wenbin Qiu(1)	1,055,982	9,410,369	10,466,351	5.5%	30.7%
Junhua Wu(2)	2,066,396	3,890,369	5,956,765	3.1%	13.2%
Satoshi Okada(3)	20,054,611	—	20,054,611	10.6%	6.5%
Jessica Xiuyun Liu(4)	26,469,422	—	26,469,422	14.0%	8.6%
Yiu Pong Chan	*	—	*	*	*
Bin Yu	*	—	*	*	*
Steve Hsien-Chieng Hsia	*	—	*	*	*
Benjamin Changqing Ye	*	—	*	*	*
Robin Bin Lu	*	—	*	*	*
Aaron Kwok Yuen Lung	*	—	*	*	*
Peter Tao Liang	*	—	*	*	*
Angus Yang Cao	*	—	*	*	*
Jason Nan Xie	—	—	—	—	—
All our Directors and Executive Officers as a group(5)	50,023,052	13,300,738	63,323,790	32.9%	58.6%
Principal Shareholders:
Alibaba Investment Limited(6)	26,469,422	—	26,469,422	14.0%	8.6%
Tsubasa Corporation(7)	20,029,611	—	20,029,611	10.6%	6.5%
Jesvinco Holdings Limited(8)	10	9,410,369	9,410,379	5.0%	30.4%
Casvendino Holdings Limited(9)	—	3,890,369	3,890,369	2.1%	12.6%
Federated Hermes, Inc.(10)	19,066,566	—	19,066,566	10.1%	6.2%

*
Less than 1%

**
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A ordinary shares and Class B ordinary shares as a single class. Each holder of Class A ordinary shares is entitled to one vote per share and each holder of Class B ordinary shares is entitled to 10 votes per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

(1)
Represents ten Class A ordinary shares and 9,410,369 Class B ordinary shares held by Jesvinco Holdings Limited, a company incorporated in British Virgin Islands wholly owned by Mr. Qiu, 363,000 Class A ordinary shares beneficially owned by Mr. Vincent Wenbin Qiu, and 692,972 Class A ordinary shares, comprising Class A ordinary shares issuable upon exercise of options and Class A ordinary shares underlying restricted share units vested or to be vested within 60 days of September 8, 2020 held by Mr. Qiu. As of the September 8, 2020, Mr. Qiu has not exercised his right to acquire such Class A ordinary shares.

(2)
Represents 3,890,369 Class B ordinary shares held by Casvendino Holdings Limited, a company incorporated in the British Virgin Islands wholly owned by Mr. Wu, and 2,066,396 Class A ordinary shares, comprising Class A ordinary shares issuable upon exercise of options and Class A ordinary shares underlying restricted share units vested or to be vested within 60 days of September 8, 2020 held by Mr. Wu. As of September 8, 2020, Mr. Wu has not exercised his right to acquire such Class A ordinary shares.

(3)
Represents 20,029,611 Class A ordinary shares held by Tsubasa Corporation, a company wholly owned by Softbank Corp, and 25,000 Class A ordinary shares underlying the restricted share units vested or to be vested within 60 days of September 8, 2020 held by Mr. Okada. Mr. Okada was appointed by Tsubasa Corporation as our director. Mr. Okada disclaims beneficial ownership of our ordinary shares held by Tsubasa Corporation.

(4)
Represents 26,469,422 Class A ordinary shares held by Alibaba Investment Limited, a company wholly owned by Alibaba Group Holding Limited. Ms. Liu disclaims beneficial ownership of our ordinary shares held by Alibaba Investment Limited.

(5)
Represents Class A ordinary shares and Class B ordinary shares held by all of our directors and executive officers as a group and ordinary shares issuable upon exercise of options and underlying restricted share units vested or to be vested within 60 days of this prospectus held by all of our directors and executive officers as a group.

(6)
Represents 26,469,422 Class A ordinary shares held by Alibaba Investment Limited. Alibaba Investment Limited is a limited liability company incorporated under the laws of the British Virgin Islands, and is wholly owned by Alibaba Group Holding Limited. Alibaba Group Holding Limited is a public company listed on the New York Stock Exchange. The registered address for Alibaba Investment Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(7)
Represents 20,029,611 Class A ordinary shares held by Tsubasa Corporation, a company incorporated in the Federated States of Micronesia and wholly owned by Softbank Group Corp. Citigroup Global Markets Asia Limited has entered into a borrowing arrangement with Tsubasa Corporation that is intended to facilitate the settlement of over-allocations. Citigroup Global Markets Asia Limited is obligated to return ordinary shares to Tsubasa Corporation by exercising the option to purchase additional ordinary shares from the Company or by making purchases in the open market.

(8)
Represents ten Class A ordinary shares and 9,410,369 Class B ordinary shares held by Jesvinco Holdings Limited, a company incorporated in the British Virgin Islands wholly owned by Mr. Qiu. The registered address for Jesvinco Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(9)
Represents 3,890,369 Class B ordinary shares held by Casvendino Holdings Limited, a company incorporated in the British Virgin Islands wholly owned by Mr. Wu. The registered address for Casvendino Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(10)
Represents 19,066,566 Class A ordinary shares in the form of ADS held by registered investment companies and separate accounts whose investment advisers are Federated Equity Management Company of Pennsylvania and Hermes Investment Management, Inc., or the Investment Advisers, the parent holding company of which is Federated Hermes, Inc., as reported in the amendment No. 2 to Schedule 13G jointly filed on February 10, 2020. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. All of Federated Hermes, Inc.'s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees. The business address for these entities and persons is Federated Investors Tower, Pittsburgh, PA 15222-3779.

        To our knowledge, as of September 8, 2020, a total of 129,646,677 Class A ordinary shares (including Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and the Class A ordinary shares repurchased by us from the open market under our share repurchase program) are held by one record holder in the United States, i.e., JPMorgan Chase Bank, N.A., the depositary of our ADS program. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

        Citigroup Global Markets Asia Limited has entered into a borrowing arrangement with Tsubasa Corporation that is intended to facilitate the settlement of over-allocations. We have registered the borrowed Class A ordinary shares solely to permit those shares to be delivered by Citigroup Global Markets Asia Limited in connection with settling trades during the option period. Citigroup Global Markets Asia Limited is obligated to return Class A ordinary shares to Tsubasa Corporation by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Tsubasa Corporation for the loan of these Class A ordinary shares.

 DIVIDEND POLICY

        Our board of directors has complete discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon various factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

        We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. Dividends distributed by Shanghai Baozun, our major PRC subsidiary, to us are subject to PRC taxes. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated distributable after-tax profits, if any, determined in accordance with their respective articles of association and Chinese accounting standards and regulations. See "Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the People's Republic of China—We may rely to a significant extent on dividends and other distributions on equity paid by our principal operating subsidiaries to fund offshore cash and financing requirements" in our 2019 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

 CONVERSION BETWEEN ADSs AND CLASS A ORDINARY SHARES

Dealings and Settlement of Class A Ordinary Shares in Hong Kong

        Our Class A ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 100 Class A ordinary shares. Dealings in our Class A ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

        The transaction costs of dealings in our Class A ordinary shares on the Hong Kong Stock Exchange include:

  •
  Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

  •
  Securities and Futures Commission of Hong Kong, or SFC, transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

  •
  trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

  •
  transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

  •
  ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

  •
  stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

  •
  brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

  •
  the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

        Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his or her Class A ordinary shares in his or her stock account or in his or her designated Central Clearing and Settlement System, or CCASS, participant's stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his broker or custodian before the settlement date.

Conversion between Class A Ordinary Shares Trading in Hong Kong and ADSs

        In connection with the Global Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Vistra (Cayman) Limited.

        All Class A ordinary shares offered in the Global Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these shares into ADSs, and vice versa.

Our ADSs

        Our ADSs are traded on Nasdaq. Dealings in our ADSs on Nasdaq are conducted in U.S. Dollars. ADSs may be held either:

  •
  directly, by having a certificated ADS, or an ADR, registered in the holder's name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

  •
  indirectly, through the holder's broker or other financial institution.

        The depositary for our ADSs is JP Morgan Chase Bank, N.A., whose office is located at 383 Madison Avenue, Floor 1, New York, New York, 10179.

Converting Class A Ordinary Shares Trading in Hong Kong into ADSs

        An investor who holds Class A ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on Nasdaq must deposit or have his or her broker deposit the Class A ordinary shares with the depositary's Hong Kong custodian, JP Morgan Chase Bank, N.A., Hong Kong, or the custodian, in exchange for ADSs.

        A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

  •
  If Class A ordinary shares have been deposited with CCASS, the investor must transfer Class A ordinary shares to the depositary's account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed conversion form to the depositary via his or her broker.

  •
  If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into CCASS for delivery to the depositary's account with the custodian within CCASS, submit and deliver a request for a conversion form to the custodian and after duly completing and signing such conversion form, deliver such conversion form to the custodian.

  •
  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

        For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Converting ADSs to Ordinary Shares Trading in Hong Kong

        An investor who holds ADSs and who intends to convert his/her ADSs into Class A ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.

        An investor that holds ADSs indirectly through a broker should follow the broker's procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying ordinary shares from the depositary's account with the custodian within the CCASS system to the investor's Hong Kong stock account.

        For investors holding ADSs directly, the following steps must be taken:

  •
  To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

  •
  Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

  •
  If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive Class A ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong Share Registrar.

        For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

        Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

        Before the depositary issues ADSs or permits withdrawal of Class A ordinary shares, the depositary may require:

  •
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar are closed or at any time if the depositary or we determine it advisable to do so.

        All costs attributable to the transfer of Class A ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.

UNDERWRITING

The Global Offering

        The offering of our Class A ordinary shares is referred to herein as the "Global Offering." The Global Offering comprises:

  •
  the offering of 4,000,000 Class A ordinary shares in Hong Kong (the "Hong Kong offer shares") as described in "—The Hong Kong public offering" below, which we refer to as the "Hong Kong public offering"; and

  •
  the offering of 36,000,000 Class A ordinary shares (subject to the option of the international underwriters to purchase additional Class A ordinary shares mentioned below) (the "international offer shares" and together with the Hong Kong offer shares, the "Offer Shares"), which we refer to as the "international offering."

        The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

        Citigroup Global Markets Asia Limited, CMB International Capital Limited, Credit Suisse (Hong Kong) Limited and China International Capital Corporation Hong Kong Securities Limited are acting as joint global coordinators, or the Joint Global Coordinators, for the Global Offering.

        Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below, or the Hong Kong Underwriters, have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.

Hong Kong Underwriter	Number of Class A Ordinary Shares
Citigroup Global Markets Asia Limited	1,720,000
CMB International Capital Limited	1,320,000
Credit Suisse (Hong Kong) Limited	920,000
China International Capital Corporation Hong Kong Securities Limited	10,000
CCB International Capital Limited	10,000
China Merchants Securities (HK) Co., Limited	20,000

Total:	4,000,000

        Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters, for whom Citigroup Global Markets Limited, CMB International Capital Limited and Credit Suisse (Hong Kong) Limited are acting as representatives (the "Joint Representatives"), have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of Class A ordinary shares indicated below:

International Underwriter	Number of Class A Ordinary Shares
Citigroup Global Markets Limited	15,480,000
CMB International Capital Limited	11,880,000
Credit Suisse (Hong Kong) Limited	8,280,000
China International Capital Corporation Hong Kong Securities Limited	90,000
CCB International Capital Limited	90,000
China Merchants Securities (HK) Co., Limited	180,000

Total:	36,000,000

        The Hong Kong Underwriters and the international underwriters are collectively referred to herein as the underwriters.

        Upon the closing of the Global Offering, we will have 229,446,458 ordinary shares, comprising 216,145,720 Class A ordinary shares and 13,300,738 Class B ordinary shares (or 235,446,458 ordinary shares, comprising 222,145,720 Class A ordinary shares and 13,300,738 Class B ordinary shares, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and the shares repurchased by us from the open market under our share repurchase program.

        The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our ordinary shares under the stock code "9991." The Class A ordinary shares will be traded in board lots of 100 shares each. Our ADSs are currently listed on Nasdaq under the symbol "BZUN." Each ADS represents three Class A ordinary shares.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our Class A ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

        We are offering 4,000,000 Class A ordinary shares for subscription by the public in Hong Kong at the public offering price, representing 10.0% of the total number of Class A ordinary shares initially available under the Global Offering. The number of Class A ordinary shares offered under the Hong Kong public offering will represent approximately 1.7% of the total Class A ordinary shares and Class B ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to issuances upon the exercise or vesting of restricted stock units or other awards granted under our share incentive plans).

        The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

        Completion of the Hong Kong public offering is subject to the conditions set out in "—Conditions of the Global Offering" below.

Allocation

        Allocation of Class A ordinary shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

        For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

        Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the "price" for Hong Kong offer shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than 2,000,000 Hong Kong offer shares is liable to be rejected.

Applications

        Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any Class A ordinary shares under the international offering. Such applicant's application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.

        Applicants under the Hong Kong public offering are required to pay, on application, the indicative maximum public offering price of HK$103.90 per Class A ordinary share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each Class A ordinary share, amounting to a total of HK$10,494.70 for one board lot of 100 Class A ordinary shares. As the public offering price was less than the maximum public offering price for the Hong Kong public offering of HK$103.90 per Class A ordinary share, refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

        We and the Hong Kong Underwriters expect to enter into an underwriting agreement dated September 18, 2020, or the Hong Kong Underwriting Agreement, relating to the Hong Kong public offering.

The International Offering

        The international offering will consist of 36,000,000 Class A ordinary shares offered by us (subject to the option of the international underwriters to purchase additional Class A ordinary shares), representing 90.0% of the total number of Class A ordinary shares initially available under the Global Offering. The number of Class A ordinary shares initially offered under the international offering, will represent approximately 15.7% of the total Class A ordinary shares and Class B ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised and without taking into account the ordinary shares which may be issued pursuant to the exercise or vesting of restricted stock units or other awards granted under our share incentive plans).

Allocation

        The international offering will include the U.S. offering of Class A ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors anticipated to have a sizeable demand for such Class A ordinary shares in Hong Kong and other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Class A ordinary shares pursuant to the international offering will be effected in accordance with a "book-building" process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor's invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Class A ordinary shares and/or hold or sell its Class A ordinary shares after the listing on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the Class A ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

        The Joint Representatives (on behalf of the underwriters) may require any investor who has been offered Class A ordinary shares under the international offering and who has made an application under the Hong Kong public offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of Class A ordinary shares under the Hong Kong public offering.

International Underwriting Agreement

        We have entered into an international underwriting agreement, or the International Underwriting Agreement, with the international underwriters relating to the international offering on the date of the final prospectus supplement.

Sales in the United States

        Some of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Citigroup Global Markets Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Citigroup Global Markets Inc. Credit Suisse (Hong Kong) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Credit Suisse Securities (USA) LLC. Certain of the underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our Class A ordinary shares in the United States or to U.S. persons in connection with this offering.

Compensation and Expenses

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the international offering that may be paid to the international underwriters and are shown assuming both no exercise and full exercise of the international underwriters' option to purchase up to an additional 6,000,000 Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent 2.0% of the total amount of the international offering (assuming the option to purchase additional Class A ordinary shares is not exercised). This presentation is based on the public offering price in both the international offering and the Hong Kong offering of HK$82.90.

Paid by Us	No Exercise	Full Exercise
Per Class A ordinary share	HK$1.658	HK$1.658
Total	HK$66.32 million	HK$76.268 million

        In addition, we have agreed to reimburse the underwriters for the fees and expenses of their counsel in connection with the Global Offering and for certain other offering expenses in an aggregate amount of up to approximately HK$11.6 million (or US$1.5 million).

        The estimated offering expenses payable by us, assuming no exercise of the international underwriters' option to purchase up to an additional 6,000,000 Class A ordinary shares, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$47.7 million (or US$6.1 million).

International Underwriters' Option to Purchase Additional Class A Ordinary Shares

        In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Representatives (on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong public offering, to purchase up to an aggregate of 6,000,000 additional Class A ordinary shares, representing not more than 15% of the total number of Class A ordinary shares initially available under the Global Offering, at the public offering price under the international offering to, among other things, cover over-allocations in the international offering, if any.

        Citigroup Global Markets Asia Limited has entered into a borrowing arrangement with Tsubasa Corporation that is intended to facilitate the settlement of over-allocations. We have registered the borrowed Class A ordinary shares solely to permit those shares to be delivered by Citigroup Global Markets Asia Limited in connection with settling trades during the option period. Citigroup Global Markets Asia Limited is obligated to return Class A ordinary shares to Tsubasa Corporation by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or to Tsubasa Corporation for the loan of the Class A ordinary shares.

        If the international underwriters' option to purchase additional Class A ordinary shares is exercised in full, the additional Class A ordinary shares to be issued pursuant thereto will represent approximately 2.5% of our total Class A ordinary shares and Class B ordinary shares issued and outstanding immediately following the completion of the Global Offering. If the international underwriters exercise their option to purchase additional Class A ordinary shares, an announcement will be made.

Lock-Up Agreements

        Except for (i) the issue, offer and sale of the Offer Shares pursuant to the Global Offering (including pursuant to over-allotment option), (ii) the grant or issue of securities pursuant to the terms of our share incentive plans, (iii) the performance of our obligations under the 2024 Notes and the issuance by us of any securities upon the conversion of the 2024 Notes or any other security outstanding on the date of the Hong Kong Underwriting Agreement and disclosed in this prospectus supplement and the accompanying prospectus (iv) any capitalization issue, capital reduction or consolidation or sub-division of the ordinary shares, and (v) any repurchase of securities pursuant to any share repurchase programs existing on the date of the Hong Kong Underwriting Agreement, during the period commencing on the date of Hong Kong Underwriting Agreement and ending on, and including, the date that is 90 days after the listing date (the "Lock-up Period"), we have undertaken to each of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the Joint Sponsors not to, without the prior written consent of the Joint Sponsors and the Joint Representatives and unless in compliance with the requirements of the Hong Kong Listing Rules:

  •
  offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an encumbrance over, or agree to transfer or dispose of or create an encumbrance over, either directly or indirectly, conditionally or unconditionally, any ordinary shares or ADSs or other securities of us, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of us or any interest in any of the foregoing), or deposit any ordinary shares or other securities of us, with a depositary in connection with the issue of depositary receipts; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any ordinary shares or ADSs or other securities of us, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of us or any interest in any of the foregoing); or

  •
  enter into any transaction with the same economic effect as any transaction specified in paragraphs (a) and (b) above; or

  •
  offer to or contract to or agree to or announce any intention to effect any transaction specified in paragraphs (a), (b) and (c) above,

        in each case, whether any of the transactions specified in paragraphs (a), (b) and (c) above is to be settled by delivery of ordinary shares or ADSs or other securities of us, or in cash or otherwise (whether or not the issue of such ordinary shares or ADSs or other shares or securities will be completed within the Lock-up Period).

Lock-Up Agreements with Directors, Executive Officers, Alibaba Investment Limited and Tsubasa Corporation

        All of our directors and executive officers, Alibaba Investment Limited and Tsubasa Corporation have agreed with the underwriters that, during the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date or such earlier date that the Joint Sponsors consent to in writing (the "Restricted Period"), they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A ordinary shares or ADSs beneficially owned (as such term is used in the Exchange Act), by them or any securities so owned convertible into or exercisable or exchangeable for Class A ordinary shares or ADSs (collectively, the "Lock-Up Securities") or enter into a transaction which is designed to or which reasonably could be expected to have the same effect, or (ii) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, or (iii) publicly disclose the intention to do any of the foregoing.

        Subject to certain conditions, the restrictions described above do not apply to:

  •
  transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Global Offering;

  •
  transfers of Lock-Up Securities as a bona fide gift or gifts or through will or intestacy;

  •
  in the case of Alibaba Investment Limited and Tsubasa Corporation, transfers of Lock-Up Securities to their limited partners or shareholders or "affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act);

  •
  in the case of our directors and executive officers, transfers of Lock-Up Securities to entities controlled by them or their immediately family;

  •
  in the case of our directors and executive officers, transfers of Lock-up Securities to any trust for their or their immediate family's direct or indirect benefit;

  •
  in the case of our directors and executive officers, establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities;

  •
  in the case of our directors and executive officers, the exercise of stock options or other similar awards granted pursuant to the Company's share incentive plans, provided that such restriction shall apply to any of their Class A ordinary shares or ADSs issued upon such exercise;

  •
  in the case of Tsubasa Corporation, any transfer of the Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the Class A ordinary shares or ADSs in connection with a change of control of the Company;

  •
  in the case of our directors and executive officers, any transfer of Lock-Up Securities to us arising as a result of their termination of employment and pursuant to employment agreements under which we have the option to repurchase Class A ordinary shares, ADSs or other securities or a right of first refusal with respect to transfers of their Class A ordinary shares or ADSs;

  •
  in the case of our directors and executive officers, any Class A ordinary shares or such other securities that are used for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award or equity-based compensation granted pursuant to the Company's share incentive plans, or in connection with tax or other obligations as a result of testate succession or intestate distribution;

  •
  in the case of our directors and executive officers and Tsubasa Corporation, transactions by operation of law, including pursuant to an order of a court or regulatory agency;

  •
  in the case of Alibaba Investment Limited and Tsubasa Corporation, any arrangements or transactions that are entered into, undertaken or consummated pursuant to a requirement of a governmental authority, regulatory body to which it is subject, a court of law, an arbitral tribunal or a requirement of any applicable law, rules and regulations;

  •
  in the case of Alibaba Investment Limited and Tsubasa Corporation, the enforcement of any security interest created prior to the completion of the Global Offering over its assets, which may include the Lock-Up Securities;

  •
  in the case of Alibaba Investment Limited and Tsubasa Corporation, transfers of Lock-up Securities to any trust for the direct or indirect benefit of Alibaba Investment Limited or Tsubasa Corporation;

  •
  in the case of Alibaba Investment Limited and Tsubasa Corporation, transfers of its Lock-Up Securities to any individual or entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Alibaba Investment Limited or Tsubasa Corporation;

  •
  in the case of Tsubasa Corporation, any transfer of the Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the Class A Ordinary Shares or ADSs in connection with a change of control of our Company; and

    in the case of Tsubasa Corporation, transfers of Lock-Up Securities to Citigroup Global Markets Asia Limited or its affiliate pursuant to a borrowing arrangement that is intended to facilitate the settlement of over-allocations as part of the Global Offering.

Conditions of the Global Offering

        Acceptance of all applications for our Offer Shares will be conditional on:

  •
  the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class A ordinary shares in issue and to be issued pursuant to the Global Offering (including any Class A ordinary shares which may be issued pursuant to the exercise of the option of the international underwriters to purchase additional Class A ordinary shares) and the ordinary shares to be issued pursuant to our share incentive plans, including pursuant to the exercise of options or the vesting of restricted stock units or other awards that have been or may be granted from time to time and the Class A ordinary shares to be issued after the conversion of Class B ordinary shares, on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the listing date;

  •
  the pricing of the Offer Shares having been agreed between the Joint Representatives (for themselves and on behalf of the Underwriters) and us;

  •
  the execution and delivery of the International Underwriting Agreement on or around the Price Determination Date; and

  •
  the obligations of the Hong Kong Underwriters under the Hong Kong Underwriting Agreement and the obligations of the International Underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective Underwriting Agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this prospectus.

        The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

Dealings Arrangements

        Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on September 29, 2020, it is expected that dealings in the Class A ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on September 29, 2020. The Class A ordinary shares will be traded in board lots of 100 Class A ordinary shares each and the stock code of the Class A ordinary shares will be 9991.

Indemnification

        We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the U.S. Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

        Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization manager may bid for or purchase the securities is not permitted to exceed the Hong Kong Public Offer Price.

        The Company has appointed Citigroup Global Markets Asia Limited as stabilizing manager. In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Class A ordinary shares at a level higher than that which might otherwise prevail for a limited period after the listing date. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days of the last day for lodging applications under the Hong Kong public offering or, if earlier, within 30 days of the commencement of trading.

        Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (b) selling or agreeing to sell the Class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (c) purchasing, or agreeing to purchase, the Class A ordinary shares pursuant to the option to purchase additional Class A ordinary shares in order to close out any position established under clauses (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the Class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (e) selling or agreeing to sell any Class A ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.

        Specifically, prospective applicants for and investors in the Class A ordinary shares should note that:

  •
  the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the Class A ordinary shares;

  •
  there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

  •
  liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the Class A ordinary shares;

  •
  the stabilizing manager may not bid for or purchase the securities in order to support the price of the Class A ordinary shares for longer than the stabilization period, which will begin on the listing date, and is expected to expire on October 23, 2020, being the 30th day after the last day for lodging applications under the Hong Kong public offering. After this date, when no further purchases or bids may be made, demand for the Class A ordinary shares, and therefore the price of the Class A ordinary shares, could fall;

  •
  the stabilizing manager cannot assure the price of the Class A ordinary shares to stay at or above the public offer price by the taking of any stabilizing action; and

  •
  stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Class A ordinary shares.

        We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

        In connection with the Global Offering, the underwriters may also purchase and sell Class A ordinary shares or ADSs in the open market in compliance with all applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A ordinary shares than they are required to purchase in the offering or the sale by the underwriters of the ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional Class A ordinary shares (including Class A ordinary shares represented by short sales of ADSs) for which the international underwriters' option to purchase additional ordinary shares may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing Class A ordinary shares or ADSs in the open market and converting such ADSs into Class A ordinary shares. In determining the source of Class A ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of Class A ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional Class A ordinary shares pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of Class A ordinary shares or ADSs made by the underwriters in the open market.

        The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A ordinary shares or ADSs. As a result, the price of the Class A ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities (which may start at any time in the U.S. market beginning on the Price Determination Date) and may end any of these activities at any time. These transactions may be effected on Nasdaq, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.

Activities by Underwriters

        Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process. When engaging in any of these activities, it should be noted that the underwriters are subject to restrictions, including the following:

  •
  the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the Class A ordinary shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Class A ordinary shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Class A ordinary shares at levels other than those which might otherwise prevail in the open market; and

  •
  the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

        The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the accounts of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

        In relation to the Class A ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the Class A ordinary shares, proprietary trading in the Class A ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class A ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class A ordinary shares, which may have a negative impact on the trading price of the Class A ordinary shares. All such activities could occur in the United States, Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the Class A ordinary shares, in baskets of securities or indices including the Class A ordinary shares, in units of funds that may purchase the Class A ordinary shares, or in derivatives related to any of the foregoing.

        All such activities may occur both during and after the end of the stabilizing period described under "—Stabilization" above. Such activities may affect the market price or value of the Class A ordinary shares, the liquidity or trading volume in the Class A ordinary shares and the volatility of the price of the Class A ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

        Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

        The address of Citigroup Global Markets Asia Limited is 50th Floor, Champion Tower, 3 Garden Road, Central, Hong Kong. The address of CMB International Capital Limited is 45/F, Champion Tower, 3 Garden Road, Hong Kong. The address of Credit Suisse (Hong Kong) Limited is Level 88, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any of our Class A ordinary shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our Class A ordinary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Joint Representatives for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our Class A ordinary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any of our Class A ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our Class A ordinary shares to be offered so as to enable an investor to decide to purchase any of our Class A ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of our Class A ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our Class A ordinary shares in, from or otherwise involving the United Kingdom.

Canada

        The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

        No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the Class A ordinary shares.

        Accordingly, the Class A ordinary shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A ordinary shares constitutes either a "QII only private placement" or a "QII only secondary distribution" (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A ordinary shares. The Class A ordinary shares may only be transferred to QIIs.

For Non-QII Investors

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A ordinary shares constitutes either a

"small number private placement" or a "small number private secondary distribution" (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A ordinary shares. The Class A ordinary shares may only be transferred en bloc without subdivision to a single investor.

Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the Class A ordinary shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A ordinary shares as principal, if the offer is on terms that the Class A ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any Class A ordinary shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

        The Class A ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the company or the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A ordinary shares.

PRC

        This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the Class A ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Taiwan

        The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.

Hong Kong

        The Class A ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Class A ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        In purchasing the Class A ordinary shares, save as otherwise permitted under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time (the "Hong Kong Listing Rules") or within the scope of any waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:

  •
  you and your ultimate beneficial owners are independent of, and not co-connected or acting in concert with, any of the directors, supervisors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the "Hong Kong Listing Rules);

  •
  you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

  •
  you and your ultimate beneficial owners are not a director or existing shareholder of our company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder of our company or a nominee of any of the foregoing;

  •
  you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

  •
  you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

  •
  you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

  •
  you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our company immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

  •
  you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our Shares;

  •
  whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

  •
  you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

  •
  if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as "professional investors" under the Securities and Futures (Professional Investor) Rules;

  •
  you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the international offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our company and your own assessment of the merits and risks of investing in the Offer Shares;

  •
  you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners' jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;

  •
  you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of, the SFC and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

  •
  you are not a co-connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

  •
  you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations hereunder;

  •
  you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

  •
  you will not copy or otherwise distribute this prospectus supplement to any third party; and

  •
  we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

TAXATION

        The following is a general summary of certain Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in our ADSs and ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People's Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our ADSs and ordinary shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel. To the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, it is the opinion of Han Kun Law Offices, our special PRC counsel.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Payments of dividends and capital in respect of our ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of our ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

People's Republic of China Taxation

        We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends from our PRC subsidiaries. The PRC enterprise income tax, or EIT, is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules, both of which became effective on January 1, 2008 and were most recently amended on December 29, 2018 and April 23, 2019, respectively. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any foreign investor's jurisdiction of incorporation has a tax treaty with China that provides for a lower withholding tax rate for which the foreign investor is eligible.

        Under the EIT Law, an enterprise established outside of China with a "de facto management body" within China is considered a "resident enterprise," which means that it is treated in the same manner as a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define "de facto management body" as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the official guidance for this definition currently available is set forth in Circular 82 issued by the State Taxation Administration, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Baozun Inc. does not have a PRC enterprise or enterprise group as its primary controlling shareholder and is therefore not a Chinese-

controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of Baozun Inc. and its subsidiaries organized outside the PRC.

        According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a "de facto management body" in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:

  •
  the primary location of the day-to-day operational management is in the PRC;

  •
  decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

  •
  the enterprise's primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

  •
  50% or more of voting board members or senior executives habitually reside in the PRC.

        We do not believe that we meet any of the conditions outlined in the immediately preceding paragraph. Baozun Inc. and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC "resident enterprise" by the PRC tax authorities. Accordingly, we believe that Baozun Inc. and our offshore subsidiaries should not be treated as a "resident enterprise" for PRC tax purposes if the criteria for "de facto management body" as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body" as applicable to our offshore entities, we will continue to monitor our tax status.

        The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then the dividends or capital gains are treated as China-sourced income. It is not clear how "domicile" may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders or ADS holders that are non-resident enterprises as well as gains realized by those shareholders or ADS holders from the transfer of our ordinary shares or ADSs may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of 10%, unless any of the non-resident enterprises' jurisdictions has a tax treaty with China that provides for a preferential treatment.

        Furthermore, if we are considered a PRC resident enterprise and the competent PRC tax authorities consider dividends we pay with respect to our ordinary shares or ADSs and the gains realized from the transfer of our ordinary shares or ADSs to be income derived from sources within the PRC, the dividends we pay to our overseas shareholders or ADS holders who are non-resident individuals, and gains realized by those shareholders or ADS holders from the transfer of our ordinary shares or ADSs, may be subject to PRC individual income tax at a rate of 20%, unless any of the non-resident individuals' jurisdictions has a tax treaty with China that provides for a preferential tax rate or a tax exemption. It is also unclear whether, if we are considered a PRC resident enterprise, holders of our ordinary shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

        See "Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the People's Republic of China—We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income" and "Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the People's Republic of China—Dividends payable to our foreign investors and gains on the sale of our ADSs or ordinary shares by our foreign investors may become subject to PRC tax law" in our 2019 Annual Report.

Hong Kong Taxation

        In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our Class A ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our Class A ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

        To facilitate ADS-Class A ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange."

Material United States Federal Income Tax Considerations

        The following summary describes the material United States federal income tax consequences of the ownership of our ADSs and ordinary shares as of the date of this prospectus supplement. The discussion set forth below is applicable only to United States Holders and deals only with ADSs and ordinary shares held as capital assets for United States federal income tax purposes. As used herein, the term "United States Holder" means a beneficial owner of ADSs or ordinary shares that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it is subject to the primary supervision of a court within the United States and one or more United States persons has or have the authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding our ADSs or ordinary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who owns or is deemed to own 10% or more of our stock (by vote or value);

  •
  a person required to accelerate the recognition of any item of gross income with respect to our ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement;

  •
  a partnership or other pass-through entity for United States federal income tax purposes; or

  •
  a person whose "functional currency" is not the U.S. dollar.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions thereunder as of the date of this prospectus supplement, and the relevant authorities may be replaced, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our ADSs or ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ADSs or ordinary shares, you should consult your tax advisors.

        This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, or the effects of any state, local or non-United States tax laws. If you are considering the purchase of our ADSs or ordinary shares, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

ADSs

        If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying ordinary shares that are represented by the ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

Taxation of Dividends

        Subject to the discussion under "—Passive Foreign Investment Company" below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes), other than certain pro rata distributions of our stock, will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. The income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. The dividends will not be eligible for the dividends received deduction allowed to corporations under the Code. The following discussion assumes that any dividends will be paid in U.S. dollars.

        With respect to non-corporate United States investors, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our ADSs (which are listed on Nasdaq) are readily tradable on an established securities market in the United States. Thus, we believe that dividends we pay on our ordinary shares that are represented by ADSs will meet the conditions required for the reduced tax rates. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, we do not believe that dividends that we pay on our ordinary shares that are not represented by ADSs currently meet the conditions required for these reduced tax rates. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in subsequent years. A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we were deemed to be a PRC resident enterprise under the EIT Law, although no assurance can be given, we might be eligible for the benefits of the income tax treaty between the United States and the PRC, which is hereinafter referred to as the Treaty, and if we were eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether the shares are represented by ADSs, would be eligible for the reduced rates of taxation. See "—People's Republic of China Taxation." Non-corporate United States Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules given your particular circumstances.

        Non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which the dividends are paid or in the preceding taxable year. See "—Passive Foreign Investment Company" below.

        In the event that we were deemed to be a PRC resident enterprise under the EIT Law, you might be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs or ordinary shares. See "—People's Republic of China Taxation." In that case, subject to certain conditions and limitations, PRC withholding taxes on dividends would be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign source income and will generally constitute passive category income. However, in certain circumstances, if you have held the ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on dividends paid on the ADSs or ordinary shares. If you are eligible for Treaty benefits, any PRC taxes on dividends will not be creditable against your United States federal income tax liability to the extent withheld at a rate exceeding the applicable Treaty rate. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the ADSs or ordinary shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange, as described below under "—Taxation of Capital Gains." Consequently, any distributions in excess of our current and accumulated earnings and profits would generally not give rise to foreign source income and you would generally not be able to use the foreign tax credit arising from any PRC withholding tax imposed on those distributions unless the credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. However, we do not expect to keep earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend (as discussed above).

        If any dividend is paid in a non-U.S. currency, you will include the dividend in income based on the exchange rate in effect on the date the dividend is received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs, regardless of whether the non-U.S. currency is converted into U.S. dollars or otherwise disposed of at that time. If the non-U.S. currency received as a dividend is converted into U.S. dollars on the date of receipt, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the non-U.S. currency received as a dividend is not converted into U.S. dollars on the date of receipt, you will have a basis in the non-U.S. currency equal to its U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the non-U.S. currency (including by the depositary on your behalf) generally will be treated as United States source ordinary income or loss.

Passive Foreign Investment Company

        Based on the past and projected composition of our income and assets and the valuation of our assets, including goodwill, we do believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the foreseeable future, although there can be no assurance in this regard.

        In general, we will be a PFIC for any taxable year in which:

  •
  at least 75% of our gross income is passive income; or

  •
  at least 50% of the value (based on an average of the quarterly values) of our assets is attributable to assets that produce or are held for the production of passive income.

        For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation's assets and receiving our proportionate share of the other corporation's income. Although we do not expect to be a PFIC, it is not entirely clear how the contractual arrangements between us and our variable interest entity will be treated for purposes of the PFIC rules. If it were determined that we do not own the stock of our variable interest entity for United States federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC.

        The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have valued our goodwill based on the market value of our ADSs and the expected market value of our ordinary shares, a decrease in the market price of our ADS and/or ordinary shares (both of which may fluctuate significantly) may also result in our becoming a PFIC. If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares, you will be subject to special tax rules discussed below.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and you do not make a timely mark-to-market election (as discussed below), you will be subject to special tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

  •
  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

  •
  the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each relevant year.

        In certain circumstances, in lieu of being subject to the special tax rules discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that the stock is regularly traded on a qualified exchange. Under current law, the mark-to-market election may be available to United States Holders of ADSs since the ADSs are listed on Nasdaq, which constitutes a qualified exchange, provided the ADSs are "regularly traded" for purposes of the mark-to-market election (for which no assurance can be given). It should also be noted that only the ADSs and not the ordinary shares are listed on Nasdaq. Consequently, if you are a United States Holder of ordinary shares that are not represented by ADSs, you generally will not be eligible to make a mark-to-market election if we are or were to become a PFIC.

        If you make an effective mark-to-market election, you will include in each year that we are a PFIC as ordinary income the excess of the fair market value of your ADSs at the end of the year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each relevant year the excess of your adjusted tax basis in the ADSs over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, in each year that we are a PFIC any gain you recognize upon the sale or other disposition of your ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

        Your adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election and whether making the election would be advisable in your particular circumstances.

        Alternatively, you can sometimes avoid the rules described above by electing to treat a PFIC as a "qualified electing fund" under Section 1295 of the Code. However, this option is not available to you because we do not intend to comply with the requirements necessary to permit you to make this election.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and any of our non-United States subsidiaries were also a PFIC, a United States Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

        In addition, non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which the dividends are paid or in the preceding taxable year. You will generally be required to file Internal Revenue Service Form 8621 if you hold our ADSs or ordinary shares in any year in which we are classified as a PFIC.

        You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding ADSs or ordinary shares if we are considered a PFIC in any taxable year.

Taxation of Capital Gains

        For United States federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and your tax basis in the ADSs or ordinary shares, both as determined in U.S. dollars. Subject to the discussion under "—Passive Foreign Investment Company" above, this gain or loss will generally be capital gain or loss. If, however, the sale, exchange or other taxable disposition is for an amount denominated in a non-U.S. currency and there is a fluctuation in the relevant U.S. dollar/non-U.S. currency exchange rate between the date of the disposition and the settlement date, accrual basis taxpayers may be subject to special rules that would result in ordinary exchange gain or loss to the extent of such exchange rate fluctuation. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. However, if we were treated as a PRC resident enterprise for EIT Law purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat this gain as PRC source gain under the Treaty. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ADSs or ordinary shares unless the credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. Because the determination of whether you qualify for the benefits of the Treaty is fact-intensive and depends upon your particular circumstances, you are specifically urged to consult your tax advisors regarding your eligibility for the benefits of the Treaty. You are also urged to consult your tax advisor regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances.

        You should note that any Hong Kong stamp duty will not be treated as a creditable foreign tax for United States federal income tax purposes, although you may be entitled to deduct any such stamp duty, subject to applicable limitations under the Code.

Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of our ADSs or ordinary shares and the proceeds from the sale, exchange or other disposition of our ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to these payments if you fail to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, if you fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

        Certain United States Holders are required to report information relating to ADSs or ordinary shares, subject to certain exceptions (including an exception for ADSs or ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ADSs or ordinary shares. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the ADSs or ordinary shares.

LEGAL MATTERS

        We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law. The underwriters are being represented by Freshfields Bruckhaus Deringer LLP with respect to certain legal matters of United States federal securities, New York state law and Hong Kong Law. The validity of the ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by Fangda Partners. Simpson Thacher & Bartlett LLP and Maples and Calder (Hong Kong) LLP may rely upon Han Kun Law Offices with respect to matters governed by PRC law. Freshfields Bruckhaus Deringer LLP may rely upon Fangda Partners with respect to matters governed by PRC law.

 EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to Baozun Inc.'s Annual Report on Form 20-F for the year ended December 31, 2019 and Baozun Inc.'s Current Report on Form 6-K dated September 16, 2020, and the effectiveness of Baozun Inc.'s internal control over financial reporting as of December 31, 2019, have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP is located at Shanghai, the People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the U.S. Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC's website at www.sec.gov.

        This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the U.S. Securities Act, relating to the securities to be offered. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        As a foreign private issuer, we are exempt under the U.S. Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we will not be required under the U.S. Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the U.S. Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

        Our principal executive offices are located at Building B, No. 1268 Wanrong Road, Shanghai 200436, the People's Republic of China. Our telephone number at this address is +86 21 8026-6000. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, at P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agents for service of process in the United States are Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, NY 10017, and Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our Internet address is www.baozun.com. The information on our website is not a part of this prospectus supplement.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC April 28, 2020;

  •
  Exhibits 99.1, 99.2, 23.1 and 23.2 to our current report on Form 6-K, furnished to the SEC on September 16, 2020;

  •
  Exhibit 1.1 to our current report on Form 6-K, furnished to the SEC on September 22, 2020;

  •
  Exhibits 4.1, 5.1, 8.1, 8.2, 23.1 and 23.2 to our current report on Form 6-K, furnished to the SEC on September 23, 2020;

  •
  the description of the securities contained in our registration statement on Form 8-A filed on May 11, 2015 pursuant to Section 12 of the U.S. Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  any future annual reports on Form 20-F filed with the SEC after this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

        Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Baozun Inc.
Building B, No. 1268 Wanrong Road
Shanghai, China 200436
Telephone: +86 21 8026-6000

        You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Baozun Inc.

CLASS A ORDINARY SHARES

        We may offer and sell Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

        Each time we or any selling security holder sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

        We or any selling security holder may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

        Our ADSs are listed on The Nasdaq Global Select Market under the ticker symbol "BZUN."

        Our issued and outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting rights and conversion rights. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders' vote, on a poll each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of beneficial ownership of any Class B ordinary shares by a holder or a beneficial owner thereof to any person or entity that is not an Affiliate (as defined in our fourth amended and restated memorandum and articles of association) of such holder or beneficial owner, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares. See "Description of Share Capital."

        Investing in our securities involves risks. You should read the "Risk Factors" section contained in the applicable prospectus supplement and the documents we incorporate by reference in this prospectus before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2019.

i

ABOUT THIS PROSPECTUS

        Before you invest in any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information described in the sections titled "Where You Can Find Additional Information" and "Incorporation of Documents by Reference" in this prospectus.

        In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  •
  "ADRs" refers to the American depositary receipts, which, if issued, evidence our ADSs;

  •
  "ADSs" refers to our American depositary shares, each of which represents three Class A ordinary shares;

  •
  "Baozun," "we," "us," "our company," or "our," refers to Baozun Inc., a Cayman Islands company, formerly known as Baozun Cayman Inc. and unless the context requires otherwise, includes its consolidated subsidiaries and variable interest entity;

  •
  "brand e-commerce" refers to business-to-consumer (B2C) e-commerce conducted through official brand stores, official marketplace stores, or official stores on other channels;

  •
  "brand partners" refers to companies for which we operate or have entered into agreements to operate official brand stores, official marketplace stores, or official stores on other channels under their brand names;

  •
  "China" or "PRC" refers to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

  •
  "official brand stores" refers to brands' official online stores;

  •
  "official marketplace stores" refers to brands' flagship stores and authorized stores on third-party online marketplaces;

  •
  "ordinary shares" refers to our Class A ordinary shares and Class B ordinary shares, par value US$0.0001 per share;

  •
  "RMB" or "Renminbi" refers to the legal currency of China; and

  •
  "US$," "U.S. dollars," or "dollars" refers to the legal currency of the United States.

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process permitted under the Securities Act of 1933, or the Securities Act. By using a shelf registration statement, we or any selling security holder may sell any of our securities from time to time and in one or more offerings. Each time we or any selling security holders sell securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and the terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or the applicable supplement to this prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to that information. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on April 3, 2019, or the 2018 20-F; and

  •
  all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus and until the termination or completion of the offering under this prospectus.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at Building B, No. 1268 Wanrong Road, Shanghai 200436, People's Republic of China. Our telephone number at this address is +86 21 8026 6000.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein and therein may contain "forward-looking statements" within the meaning of, and are intended to qualify for the safe harbor from liability established by, the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "could," "will," "should," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "future," "is/are likely to," "project" or "continue" or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:

  •
  our goals and strategies;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the retail and online retail markets in China;

  •
  our expectations regarding demand for, and market acceptance of, our products and services;

  •
  our expectations regarding our relationships with our brand partners and e-commerce channels;

  •
  our plans to invest in our technology platform;

  •
  competition in our industry;

  •
  relevant government policies and regulations relating to our industry;

  •
  our ability to attract, train and retain executives and other qualified employees; and

  •
  fluctuations in general economic and business conditions.

        You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should read thoroughly this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and any applicable prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Factors that could cause or contribute to such differences include those discussed in the section titled "Risk Factors." They include economic and political conditions and government policies in the countries in which we operate, inflation rates, exchange rates, regulatory developments, technological improvements, customer demand and competition. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        This prospectus and the documents incorporated by reference contain certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The online retail industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ADSs. In addition, the rapidly changing nature of the online retail industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements and any related statements made in this prospectus and the documents incorporated by reference are made as of the date of the respective documents. The forward-looking statements obtained from third-party studies or reports are made as of the date of the corresponding study or report. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though circumstances may change in the future.

 OUR COMPANY

        We believe we are the leading brand e-commerce service partner in China. We help brands execute their e-commerce strategies in China by selling their goods directly to consumers online or by providing services to assist with their e-commerce operations. Our integrated end-to-end brand e-commerce capabilities encompass all aspects of the e-commerce value chain covering IT solutions, store operations, digital marketing, customer services, warehousing and fulfillment. Leveraging our mastery of the four "I"s—interpretation, implementation, integration and innovation, we deliver omni-channel solutions to create seamless shopping experience across various touch points online and offline, enabling optimal and consistent branding and generating sales results that reflect our brand partners' unique e-commerce proposition.

        With e-commerce in China growing rapidly in scale, more leading brands view e-commerce as a critical part of their expansion strategy. However, as the industry also grows in complexity, brands rely on us as their trusted partner to provide local knowledge and industry expertise in executing and integrating e-commerce strategies. This helps our brand partners avoid significant investment and risk associated with establishing and maintaining their own local infrastructure and developing their own capabilities.

        We provide e-commerce solutions to 185 brand partners as of December 31, 2018. These brands encompass diverse categories, including: apparel and accessories; appliances; electronics; home and furnishings; food and health products; beauty and cosmetics; fast moving consumer goods and mother and baby; and insurance & automobiles. Many of our brand partners, such as Philips, Nike and Microsoft, are leaders in their respective industries.

        Our principal executive offices are located at Building B, No. 1268 Wanrong Road, Shanghai 200436, the People's Republic of China. Our telephone number at this address is +86 21 8026 6000. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, at P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our Internet address is www.baozun.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 10 East 40th Street, 10th Floor, New York, New York 10016.

 RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading "Item 3. Key Information—D. Risk Factors" in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement before acquiring any of our securities. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

 DESCRIPTION OF SECURITIES

        We may issue from time to time, in one or more offerings, the following securities:

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  Class A ordinary shares, including ordinary shares represented by ADSs.

        We will in certain cases set forth in the applicable prospectus supplement a description of the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Law (2018 Revision) of the Cayman Islands, which is referred to below as the Companies Law, and the common law of the Cayman Islands. A Cayman Islands exempted company is a company that conducts its business outside of the Cayman Islands, is exempted from certain requirements of the Companies Law, including a filing of an annual return of its shareholders with the Registrar of Companies, does not have to make its register of shareholders open to inspection and may obtain an undertaking against the imposition of any future taxation.

        As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 shares comprising of 470,000,000 Class A ordinary shares with a par value of US$0.0001 each and 30,000,000 Class B ordinary shares with a par value of US$0.0001 each.

        The following are summaries of material terms and provisions of our fourth amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. These summaries are not complete, and you should read the forms of our memorandum and articles of association, which was filed as an exhibit to our registration statement on Form F-1 (file number: 333-203477) filed with the SEC on May 5, 2015.

Registered Office and Objects

        Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, at P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. According to our fourth amended and restated memorandum and articles of association, the objects for which we are established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the Cayman Islands.

Board of Directors

        See "Item 6. Directors, Senior Management and Employees—C. Board Practices" in our 2018 20-F, which item is incorporated by reference in this prospectus.

Ordinary Shares

        General.    All of our issued and outstanding ordinary shares are fully paid and non-assessable. The ordinary shares are issued in registered form and each shareholder is entitled to a share certificate in respect of its shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

        Ordinary Shares.    Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting rights and conversion rights.

        Conversion.    Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of beneficial ownership of any Class B ordinary shares by a holder thereof to any person or entity that is not an Affiliate (as defined in the fourth amended and restated memorandum and articles of association) of such holder, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law and to our fourth amended and restated articles of association. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors.

        Our fourth amended and restated articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

        Voting Rights.    Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders' vote, on a poll each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes. At any general meeting a resolution put to the vote of the meeting shall be decided by a show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy with a right to attend and vote at the meeting.

        A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold in aggregate not less than one-third of the votes attaching to all issued and outstanding shares of our company and are entitled to vote. An annual general meeting may be held in each year. Extraordinary general meetings may be convened by a majority of our board of directors or upon a request to the directors by shareholders holding in the aggregate not less than one third of our voting share capital. Advance notice of at least 10 calendar days is required for the convening of our annual general meeting and other shareholders' meetings.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. A special resolution is required for important matters such as a change of name. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing share capital, and cancelling any unissued shares.

        Transfer of Shares.    Subject to the restrictions of our fourth amended and restated memorandum and articles of association set out below, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or ordinary form or any other form approved by our board.

        Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the share certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of ordinary shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; (e) the shares concerned are free of any lien in favor of us; or (f) a fee of such maximum sum as The Nasdaq Stock Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

        If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by electronic means, be suspended at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year. Our board of directors may also close our register of members for transfers for determining who is a shareholder for certain purposes for a period not to exceed 30 days at a time.

        Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

        Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

        Redemption, Repurchase and Surrender of Shares.    Subject to the provisions of the Companies Law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by our board of directors, before the issue of such shares, or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by an ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including in certain circumstances capital redemption reserve) if the company can in the case of payment out of the share premium account or capital, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

        Variations of Rights of Shares.    All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

        Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements.

        Changes in Capital.    Our shareholders may from time to time by ordinary resolution:

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  increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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  sub-divide our existing shares, or any of them into shares of a smaller amount; and

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  cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        Subject to the Companies Law and our fourth amended and restated memorandum and articles of association with respect to matters to be dealt with by ordinary resolution, we may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by law.

        Issuance of Additional Shares.    Our fourth amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

        Our fourth amended and restated memorandum and articles of association authorizes our board of directors to establish from time to time one or more series of convertible redeemable preferred shares and to determine, with respect to any series of convertible redeemable preferred shares, the terms and rights of that series, including:

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  designation of the series;

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  the number of shares of the series;

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  the dividend rights, conversion rights and voting rights; and

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  the rights and terms of redemption and liquidation preferences.

        The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Differences in Corporate Law

        The Companies Law is modeled after companies law statutes of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

        Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

        In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company's articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a take-over offer is made and accepted by holders of 90.0% of the shares affected (within four months after making the offer), the offeror may, within a two-month period commencing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to apply and follow common law principles that permit a minority shareholder to commence a class action against the company or a derivative action in the name of the company to challenge certain acts, including the following:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control the company are perpetrating a "fraud on the minority."

        Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

        Our fourth amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud or willful default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our fourth amended and restated memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Directors' Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities (which are of persuasive authority, although not binding on the courts of the Cayman Islands) are likely to be followed in the Cayman Islands.

        Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our fourth amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

        Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our fourth amended and restated articles allow our shareholders holding in the aggregate not less than one-third of the aggregate number of votes attaching to all issued and outstanding shares of our company to requisition an extraordinary meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

        As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. Our fourth amended and restated articles of association provides that we may in each year hold a general meeting as our annual general meeting, and to specify the meeting as such in the notice calling it.

        Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under Cayman Islands law, but our fourth amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

        Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated articles of association, directors may be removed by ordinary resolution of the shareholders.

        Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

        Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares.

        Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Under the Companies Law of the Cayman Islands, our company may be dissolved, liquidated or wound up voluntarily by a special resolution, or by an ordinary resolution on the basis that we are unable to pay our debts as they fall due.

        Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated articles of association, and as permitted by Cayman Islands law, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class either with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

        Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our fourth amended and restated memorandum and articles of association may only be amended by special resolution.

        Inspection of Books and Records.    Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation's stock ledger, list of shareholders and other books and records.

        Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records subject to certain limited exceptions. However, we intend to provide our shareholders with annual reports containing audited financial statements.

        Anti-takeover Provisions in Our Memorandum and Articles of Association.    Some provisions of our fourth amended and restated memorandum and articles of association have the potential to be exercised in a way that may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

        Such shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our fourth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

        Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our fourth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fourth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

        JPMorgan Chase Bank, N.A. ("JPMorgan"), as depositary will issue the ADSs which you will be entitled to receive in this offering. Each ADS will represent an ownership interest in a designated number of shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

        The depositary's office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you have a beneficial ownership interest in ADSs but hold the ADSs through your broker or financial institution nominee, you are a beneficial owner of ADSs and must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are. If you are a beneficial owner, you will only be able to exercise any right or receive any benefit under the deposit agreement solely through the registered holder of the ADR(s) evidencing the ADSs owned by you, and the arrangements between you and the registered holder of the corresponding ADRs may affect your ability to exercise any rights you may have. For all purposes under the deposit agreement, an ADR holder is deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADR(s) registered in such holder's name. The depositary's only notification obligations under the deposit agreement shall be to the ADR holders, and notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement, to constitute notice to any and all beneficial owners of the ADSs evidenced by such holder's ADRs.

        As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders and beneficial owners from time to time of ADRs issued under the deposit agreement. The obligations of our company, the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder or a beneficial owner of ADSs, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

        The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC's Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.

Share Dividends and Other Distributions

  How will I receive dividends and other distributions on the shares underlying my ADSs?

        We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

        Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

  •
  Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary's and/or its agents' expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

  •
  Rights to receive additional shares.  In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

  (i)
  sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

  (ii)
  if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

  •
  Other Distributions.  In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

  •
  Elective Distributions.  In the case of a dividend payable at the election of our shareholders in cash or in additional shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders or beneficial owners of ADSs generally, or any ADR holder or beneficial owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of shares.

        If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

        Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

        The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

        There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

  How does the depositary issue ADSs?

        The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

        Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan, as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

        The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary for the benefit of registered holders of ADRs, to the extent not prohibited by law. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as "deposited securities".

        Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

  How do ADR holders cancel an ADS and obtain deposited securities?

        When you turn in your ADR certificate at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian's office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

        The depositary may only restrict the withdrawal of deposited securities in connection with:

  •
  temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

        The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

  •
  to receive any distribution on or in respect of deposited securities,

  •
  to give instructions for the exercise of voting rights,

  •
  to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

  •
  to receive any notice or to act or be obligated in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights

  How do I vote?

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receiving notice from us of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least 30 days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a notice stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of Cayman Island law, be entitled to instruct the depositary to exercise the voting rights, if any, pertaining to the shares underlying such holder's ADSs and (iii) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us. Each ADR holder is solely responsible for the forwarding of such notices to the beneficial owners of ADSs registered in such holder's name. Following actual receipt by the ADR department responsible for proxies and voting of ADR holders' instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the shares represented by the ADSs evidenced by such ADR holders' ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing our shares.

        Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules and/or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

        There is no guarantee that ADR holders and beneficial owners generally, or any ADR holder or beneficial owner in particular, will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

        We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs.

Reports and Other Communications

  Will ADR holders be able to view our reports?

        The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

        Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

  What fees and expenses will I be responsible for paying?

        The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

        The following additional charges shall be incurred by the ADR holders and beneficial owners of ADSs, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

  •
  a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

  •
  a fee of up to U.S.$0.05 per ADS held upon which any cash distribution made pursuant to the deposit agreement;

  •
  an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

  •
  a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

  •
  a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

  •
  stock transfer or other taxes and other governmental charges;

  •
  SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;

  •
  transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

  •
  in connection with the conversion of foreign currency into U.S. dollars, JPMorgan shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

  •
  fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

        JPMorgan and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

        We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

        The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. Registered holders of ADRs will receive prior notice of the increase in any such fees and charges. The right of the depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

        The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

        ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR or any ADSs, the holder and all beneficial owners of such ADRs and ADSs, and all prior holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or governmental charge. Each ADR holder and beneficial owner of ADSs, and each prior holder and beneficial owner thereof, by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the depositary shall have the right to seek payment of any taxes or governmental charges owing with respect to the relevant ADRs from any one or more such current or prior holder or beneficial owner, as determined by the depositary in its sole discretion, without any obligation to seek payment from any other current or prior holder or beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

        By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

        If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

  •
  amend the form of ADR;

  •
  distribute additional or amended ADRs;

  •
  distribute cash, securities or other property it has received in connection with such actions;

  •
  sell any securities or property received and distribute the proceeds as cash; or

  •
  none of the above.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days' notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners of ADSs. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and the beneficial owner of the corresponding ADSs are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners of ADSs. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

  How may the deposit agreement be terminated?

        The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary herein, the depositary may terminate the deposit agreement without notifying us, but subject to giving 30 days' notice to the Holders, under the following circumstances: (i) in the event of our bankruptcy or insolvency, (ii) if the Shares cease to be listed on an internationally recognized stock exchange, (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, the depositary shall (a) instruct its custodian to deliver all shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a share certificate representing the shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder's name and to deliver such share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.

Limitations on Obligations and Liability to ADR holders

  Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and beneficial owners of ADSs

        Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

  •
  payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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  the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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  compliance with such regulations as the depositary may establish consistent with the deposit agreement.

        The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

        The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and each of our and the depositary's respective agents, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights which ADR holders or beneficial owners of ADSs may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable to ADR holders or beneficial owners of ADSs if:

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  any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People's Republic of China (including the Hong Kong Special Administrative Region, the People's Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary's or our respective agents' direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

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  it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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  it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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  it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information, or in the case of the depositary only, our company; or

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  it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

        The Depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners of ADSs. Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

        The depositary has no obligation to inform ADR holders or beneficial owners of ADSs about the requirements of any laws, rules or regulations or any changes therein or thereto.

        Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner thereof to obtain the benefits of credits or refunds of non-U.S. tax paid against such holder's or beneficial owner's income tax liability. The depositary is under no obligation to provide ADR holders and beneficial owners of ADSs, or any of them, with any information about the tax status of our company. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership or disposition of the ADRs or ADSs.

        Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast, including without limitation any vote cast by a person to whom the depositary is required to grant a discretionary proxy pursuant to the deposit agreement, or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered ADR holders or beneficial owners of ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, holders and beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

        The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.

Disclosure of Interest in ADSs

        To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, ADR holders and beneficial owners of ADSs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct ADR holders (and through any such holder, the beneficial owners of ADSs evidenced by the ADRs registered in such holder's name) to deliver their ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the holder and/or beneficial owner thereof as a holder of shares and, by holding an ADS or an interest therein, holders and beneficial owners will be agreeing to comply with such instructions.

Books of Depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. Registered holders of ADRs may inspect such records at the depositary's office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

        The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

        In the deposit agreement, each registered holder of ADRs and each beneficial owner or ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

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  be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

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  appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

        Each ADR holder and beneficial owner of ADSs is further deemed to acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about our company, the ADR holders, the beneficial owners of ADSs and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners of ADSs and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or the ADR holders or beneficial owners may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, and (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary.

Governing Law

        The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf.

        Subject to the depositary's rights described below to refer matters to arbitration, by holding an ADS or an interest therein, registered holders of ADRs and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

        Notwithstanding the foregoing, the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADRs) in any competent court in the Cayman Islands, Hong Kong, the People's Republic of China and/or the United States, or, by having such disputes referred to and finally resolved by an arbitration either in New York, New York or in Hong Kong, subject to certain exceptions solely related to the aspects of such claims that are related to U.S. securities law, in which case the resolution of such aspects may, at the option of such registered holder of the ADSs, remain in state or federal court in New York, New York. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

Jury Trial Waiver

        The deposit agreement provides that, to the fullest extent permitted by applicable law, each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADSs) irrevocably waives the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares or other deposited securities, the ADSs, the ADRs, the deposit agreement, or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or other theory), including any claim under the U.S. federal securities laws. If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial of the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of ADSs of our or the depositary's compliance with the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated and existing under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

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  political and economic stability;

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  an effective judicial system;

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  a favorable tax system;

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  the absence of exchange control or currency restrictions; and

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  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

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  the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

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  Cayman Islands companies do not have standing to sue before the federal courts of the United States.

        Our fourth amended and restated memorandum and articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

        Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Substantially all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Cogency Global Inc., located at 10 East 40th Street, 10th Floor, New York, New York 10016, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

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  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or;

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  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Maples and Calder (Hong Kong) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine, a penalty or similar charges; (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands and is not impeachable on grounds of fraud. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

        Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

 PLAN OF DISTRIBUTION

        We and the selling security holders may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

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  through agents;

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  to dealers or underwriters for resale;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any selling security holder or any dealers acting for or on behalf of us or a selling security holder may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        The prospectus supplement relating to any offering will identify or describe:

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  any underwriter, dealers or agents;

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  their compensation;

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  the net proceeds to us or any selling security holder;

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  the purchase price of the securities;

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  the initial public offering price of the securities; and

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  any exchange on which the securities will be listed.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of the securities offered through this prospectus, we or any selling security holder will sell the securities to them as principals, unless we otherwise indicate in the prospectus supplement. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We or any selling security holder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

        We or any selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we or any selling security holder may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, any selling security holders and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or any selling security holders may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

        We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General information

        Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

 LEGAL MATTERS

        We are being represented by Fenwick & West LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Fenwick & West LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law, and upon Han Kun Law Offices with respect to matters governed by PRC law.

        If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

 EXPERTS

        Our consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference to our 2018 20-F and the effectiveness of our internal control over financial reporting as of December 31, 2018 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the translation of RMB amounts to U.S. dollar amounts for the convenience of readers in the United States of America and the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, using the full retrospective transition method). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The office of Deloitte Touche Tohmatsu Certified Public Accountants LLP is located at 30/F Bund Center, 222 East Yan An Road, Shanghai 200002, People's Republic of China.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC's website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms.

        We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.